SCHEDULE 14A INFORMATION
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14A-12
Chevron Corporation

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Notice of the 2007
Annual Meeting and the
2007 Proxy Statement

Notice of the 2007

Annual Meeting of Stockholders

Meeting Date:	April 25, 2007
Meeting Time:	8:00 a.m., PDT
Location:	Chevron Park Auditorium 6001 Bollinger Canyon Road San Ramon, California 94583-2324

Record Date:	March 12, 2007

Agenda

•	Elect 14 Directors

•	Ratify the appointment of the independent registered public accounting firm

•	Approve the amendment of the Company’s Restated Certificate of Incorporation to repeal the supermajority vote provisions

•	Take action on the stockholder proposals and

•	Transact any other business that may be properly brought before the Annual Meeting

Admission

All stockholders are invited to attend the Annual Meeting. To be admitted, you will need an admission ticket or proof of ownership of Chevron common stock with a form of photo identification.

We will hold the Annual Meeting at Chevron Park in San Ramon, California. Seating will be limited and on a first come basis. Please refer to page 5 of this Proxy Statement for information about attending the Annual Meeting.

Voting

Stockholders owning Chevron Stock at the close of business on March 12, 2007, or their legal proxy holders, are entitled to vote at the Annual Meeting. Please refer to page 3 of the proxy statement for an explanation of Chevron’s confidential voting procedures.

We are distributing this proxy statement, proxy form and Chevron’s 2006 Annual Report to stockholders on or about March 19, 2007.

By Order of the Board of Directors,

Lydia I. Beebe
Corporate Secretary

Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583-2324

March 19, 2007

2007 Proxy Statement

General Information

Your Board is providing you these proxy materials in connection with the solicitation of proxies to be voted at our 2007 Annual Meeting of Stockholders and at any postponement or adjournment of the Annual Meeting. In this proxy statement, Chevron is referred to as “we,” “our,” “the Company” or “the Corporation.”

APPOINTMENT OF PROXY HOLDERS

Your Board of Directors asks you to appoint David J. O’Reilly, Charles A. James and Lydia I. Beebe as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting the enclosed proxy form using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement. In the absence of your direction, they will vote your shares as recommended by your Board.

Unless you otherwise indicate on the proxy form or through the telephone or Internet voting procedures, you also authorize your proxy holders to vote your shares on any matters that are not known by your Board at the time this proxy statement was printed and that, under Chevron’s By-Laws, may be properly presented for action at the Annual Meeting.

VOTING

Your Board strongly encourages you to exercise your right to vote. Your vote is important. Voting early helps ensure that Chevron receives a quorum of shares necessary to hold the Annual Meeting. Many stockholders do not vote, so the stockholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of Chevron. Please vote.

Stockholders of record (you own shares in your own name) can vote by telephone, on the Internet or by mail as described below. Street name stockholders (you own shares in the name of a bank, broker or other holder of record) should refer to the proxy form or the information you receive from the record holder to see the voting methods available to you. We encourage you to record your vote on the Internet. It is convenient, and it saves Chevron, your company, significant postage and processing costs. In addition, when you vote on the Internet or by the telephone prior to the meeting date, your vote is recorded immediately and there is no risk postal delays will cause your vote to arrive late and therefore not be counted.

The telephone and Internet voting procedures are designed to verify that you are a stockholder of record by use of a control number and to allow you to confirm that your voting instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy form. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., EDT, on April 24, 2007.

Voting by Telephone. You may vote by proxy by using the toll-free number listed on the proxy form. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

General Information (Continued)

Voting on the Internet. You may vote by proxy on the Internet. The Web site for Internet voting is www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials.

Voting by Mail. You may vote by proxy by signing, dating and returning your proxy forms in the pre-addressed, postage-paid envelope provided.

Voting at the Annual Meeting. The method by which you vote your proxy form will not limit your right to vote at the Annual Meeting if you decide to attend in person. Your Board recommends that you vote using one of the other voting methods since it is not practical for most stockholders to attend the Annual Meeting. If you are a street name stockholder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Revoking Your Voting Instructions to Your Proxy Holders. If you are a stockholder of record and you vote by proxy using the mail, the telephone or the Internet, you may later revoke your proxy instructions by:

—	sending a written statement to that effect to the Corporate Secretary at the address listed on page 1 of this proxy statement

—	submitting a proxy form with a later date and signed as your name appears on the stock account

—	voting at a later time by telephone or the Internet or

—	voting in person at the Annual Meeting.

If you are a street name stockholder and you vote by proxy, you may later revoke your proxy instructions by informing the holder of record in accordance with that entity’s procedures.

VOTE REQUIRED AND METHOD OF COUNTING

At the close of business on the Record Date, there were 2,155,328,852 shares of Chevron Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share is entitled to one vote.

A quorum, which is a majority of the outstanding shares as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. If you indicate an abstention as your voting preference in all matters, your shares will be counted toward a quorum but will not be voted on any matter.

If you are a street name stockholder and don’t vote your shares, your broker can vote your shares at its discretion on any of the matters scheduled to come before the meeting, other than Items 3 through 9 on the proxy form. If you don’t give your broker instructions on how to vote your shares on the stockholder proposals, your shares will not be voted on these matters and will be considered “broker non-votes.”

If you have shares in an employee benefits plan and do not vote those shares, your trustee will vote your shares in accordance with the terms of the plan.

The required vote and method of calculation for the various business matters to be considered at the Annual Meeting are as follows:

Item 1—Election of Directors

Each outstanding share of Chevron Stock is entitled to one vote for each of the 14 Director nominees. Each Director nominee who receives a majority of the votes cast (number of shares voted “for” a Director nominee must exceed the number of votes cast “against” that Director nominee, excluding abstentions) will be elected a Director, provided that if the number of Director nominees exceeds the number of Directors to be elected (a situation we do not

General Information (Continued)

anticipate), the Directors shall be elected by a plurality of the shares present in person or by proxy at any such meeting and entitled to vote on the election of Directors. If you do not wish your shares to be voted with respect to a particular Director nominee, you may so indicate in the “Abstain” space provided on the proxy form or abstain as prompted during the telephone or Internet voting instructions. Under the Corporation’s By-Laws, any current Director who receives more “against” votes than “for” votes must submit an offer of resignation to the Board Nominating and Governance Committee, which must consider all relevant facts, including the Director’s qualifications and past and expected future contributions, the overall composition of the Board and whether the Company would no longer meet regulatory requirements without the Director, and make a recommendation to the Board on what action to take with respect to the offer of resignation.

Item 2—Ratification of Independent Registered Public Accounting Firm is approved if the number of shares voted in favor exceeds the number of shares voted against.

Item 3—Approval of Amendment to the Company’s Restated Certificate of Incorporation to Repeal the Supermajority Vote Provisions is approved if 66 2/3 percent of the outstanding shares voted in favor.

Items 4 through 9—Stockholder Proposals

Each proposal is approved if the number of shares voted in favor exceeds the number of shares voted against, except for Item 8 which is approved if a majority of the shares outstanding vote in favor of the proposal.

Any shares not voted on any item (whether by abstention, broker non-vote or otherwise) will have no impact on that particular item.

CONFIDENTIAL VOTING

Chevron has a confidential voting policy to protect our stockholders’ voting privacy. Under this policy, ballots, proxy forms and voting instructions returned to brokerage firms, banks and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator and the Inspector of Election have access to the ballots, proxy forms and voting instructions. Anyone who processes or inspects the ballots, proxy forms and voting instructions signs a pledge to treat them as confidential. None of these persons is a Chevron Director, officer or employee.

The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

METHOD AND COST OF SOLICITING AND TABULATING VOTES

Chevron has retained ADP Investor Communication Services to assist in distributing these proxy materials. Georgeson Inc. will act as our solicitor in soliciting votes at an estimated cost of $25,000 plus its reasonable out-of-pocket expenses. Chevron employees, personally, by telephone, by e-mail or otherwise, may solicit your proxy voting instructions without additional compensation.

Chevron will reimburse brokerage firms, banks and other holders of record for reasonable, out-of-pocket expenses for forwarding these proxy materials to you, according to certain regulatory fee schedules. We estimate that this reimbursement will cost Chevron more than $2 million. The actual amount will depend on variables such as the number of proxy packages mailed, the number of stockholders receiving electronic delivery and postage costs. See the “Electronic Access to Proxy Statement and Annual Report” below for information on how you can help reduce printing and mailing costs.

ADP Investor Communication Services will be the proxy tabulator and IVS Associates, Inc. will act as the Inspector of Election.

General Information (Concluded)

HOUSEHOLDING INFORMATION

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Annual Report and proxy statement. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy forms. Householding will not affect your dividend check mailings.

If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or proxy statement, we will promptly deliver it to you if you request it by writing to the Corporate Secretary at the address listed on page 1 of this proxy statement. If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or proxy statement in the future, you may telephone toll-free 1-800-542-1061 or write to ADP, Attention Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are a street name stockholder, you can request householding by contacting the holder of record.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

The Notice of Annual Meeting and proxy statement and the 2006 Annual Report and Form 10-K are available on Chevron’s Web site at www.chevron.com.

Instead of receiving paper copies of the Annual Report and proxy statement in the mail, you can elect to receive an e-mail that will provide an electronic link to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also gives you an electronic link to the proxy voting site.

If you are a stockholder of record, you may vote on the Internet at www.proxyvote.com. You may also enroll in the electronic delivery service by going directly to www.icsdelivery.com/cvx. You may revoke your electronic delivery election at this site at any time and request a paper copy of the proxy statement and Annual Report.

If you are a street name stockholder, you may also have the opportunity to receive copies of the Annual Report and proxy statement electronically. Please check the information provided in the proxy materials mailed to you by the holder of record concerning the availability of this service.

STOCKHOLDER ACCOUNT MAINTENANCE

Our transfer agent is Mellon Investor Services. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries about the requirements to transfer shares and similar issues can be handled by calling the Chevron Stockholder Services’ toll-free number, 1-800-368-8357, or by contacting Mellon Investor Services through its Web site at www.melloninvestor.com.

In addition, you can access your account through Mellon Investor Services’ Web site. You can view your current balance, access your account history, sell shares held in the Chevron Investor Services Program and obtain current and historical stock prices. To access your account on the Internet, visit www.melloninvestor.com/isd and enter your Investor ID and your PIN. The Investor ID can be found on your account statement or dividend check stub.

OTHER MATTERS

Your Board does not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct otherwise in your proxy instruction.

Information About the Meeting

Only stockholders or their legal proxy holders are invited to attend the Annual Meeting. The meeting will be held at the Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, California 94583-2324. An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy form if you are a stockholder of record. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting.

If you are a street name stockholder and you plan to attend the Annual Meeting, you must present proof of your ownership of Chevron Stock, such as a bank or brokerage account statement, and a form of photo identification to receive an admission ticket and be admitted to the Annual Meeting. You can also obtain an admission ticket in advance by mailing a written request, along with proof of your ownership of Chevron Stock, to the Corporate Secretary at the address listed on page 1 of this proxy statement.

If you arrive at the meeting without an admission ticket, we will admit you if we are able to verify that you are a stockholder. If you are not a stockholder, you will be admitted only if you have a valid legal proxy.

We will have listening devices available at the Annual Meeting for stockholders with impaired hearing.

No cameras, recording equipment, electronic devices, including cell phones, large bags, briefcases or packages will be permitted in the Annual Meeting.

Election of Directors
(Item 1 on the proxy form)

Your Board is nominating 14 individuals for election as Directors. A report by the Board Nominating and Governance Committee beginning on page 13 of this proxy statement and the Corporate Governance Guidelines (available on the Chevron Web site at www.chevron.com and available in print upon request) describe the processes used to determine the qualifications and independence of each nominee and the effectiveness of the Board and its committees.

The persons named as proxy holders on the proxy form will vote your shares FOR the 14 nominees unless you vote against or abstain in the spaces provided on the proxy form or as prompted during the telephone or Internet voting instructions. Directors are elected annually and serve for a one-year term and until their successors are elected.

If any nominee is unable to serve as a Director, which we do not anticipate, the Board by resolution may reduce the number of Directors or choose a substitute.

The Chevron Board service described below includes service as a Director of either Chevron or Texaco, as applicable, before the merger of Chevron and Texaco.

NOMINEES FOR DIRECTORS

Your Board unanimously recommends a vote FOR each of these nominees.

SAMUEL H. ARMACOST Lead Director; Director since 1982 Mr. Armacost, age 67, has been Chairman of SRI International, formerly Stanford Research Institute, an independent research, technology development and commercialization organization, since 1998.

Prior Positions Held: Mr. Armacost was a Managing Director of Weiss, Peck & Greer L.L.C. from 1990 until 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 until 1990. He was President, Director and Chief Executive Officer of BankAmerica Corporation from 1981 until 1986.

Public Company Directorships: Callaway Golf Company; Del Monte Foods Company; Exponent, Inc.; Franklin Resources Inc.

Other Directorships and Memberships: Bay Area Council; Bay Area Scientific Infrastructure Consortium.

LINNET F. DEILY Director since 2006 Ms. Deily, age 61, was a deputy U.S. Trade Representative and U.S. Ambassador to the World Trade Organization from 2001 to June 2005.

Prior Positions Held: Ms. Deily was Vice-Chairman of Charles Schwab Corporation from 2000 until 2001. She was previously President of the Schwab Retail Group from 1998 until 2000, and President of Schwab Institutional- Services for Investment Managers from 1996 until 1998. Prior to joining Schwab, she was Chairman, President and Chief Executive Officer from 1990 until 1996 and President and Chief Operating Officer from 1988 until 1990 of the First Interstate Bank of Texas.

Public Company Directorships: Alcatel-Lucent; Honeywell International Inc.

Other Directorships and Memberships: Greater Houston Partnership; Fulbright Board; Museum of Fine Arts, Houston; Houston Zoo; MD Anderson Board of Visitors.

Election of Directors (Continued)

ROBERT E. DENHAM Director since 2004 Mr. Denham, age 61, has been a Partner of Munger, Tolles & Olson LLP, a law firm, since 1998 and from 1973-1991.

Prior Positions Held: Mr. Denham was Chairman and Chief Executive Officer of Salomon Inc. from 1992 until 1997. In 1991, he was General Counsel of Salomon and its subsidiary, Salomon Brothers.

Public Company Directorships: Alcatel-Lucent; Wesco Financial Corporation; Fomento Economico Mexicano, S.A. de C.V.

Other Directorships and Memberships: Financial Accounting Foundation; MacArthur Foundation; U.S. Trust Company.

ROBERT J. EATON Director since 2000 Mr. Eaton, age 67, is the retired Chairman of the Board of Management of DaimlerChrysler AG, a manufacturer of automobiles.

Prior Positions Held: Mr. Eaton was the Chairman of the Board of Management of DaimlerChrysler AG from 1998 until 2000. He was Chairman of the Board and Chief Executive Officer of Chrysler Corporation from 1993 until 1998. He was Vice-Chairman and Chief Operating Officer of Chrysler Corporation from 1992 until 1993.

Other Directorships and Memberships: Fellow, Society of Automotive Engineers; Fellow, Engineering Society of Detroit; National Academy of Engineering.

SAM GINN Director since 1989 Mr. Ginn, age 69, is a private investor and the retired Chairman of Vodafone, a worldwide wireless telecommunications company.

Prior Positions Held: Mr. Ginn was Chairman of Vodafone AirTouch, Plc. from 1999 until 2000 and Chairman of the Board and Chief Executive Officer of AirTouch Communications, Inc. from 1993 until 1999. He was Chairman of the Board, President and Chief Executive Officer of Pacific Telesis Group from 1988 until 1994.

Public Company Directorships: ICO Global Communications (Holdings) Limited.

Other Directorships and Memberships: Franklin Funds; Hoover Institute Board of Overseers; Yosemite Fund.

DR. FRANKLYN G. JENIFER Director since 1993 Dr. Jenifer, age 67, is President Emeritus of The University of Texas at Dallas, a doctoral-level institution.

Prior Positions Held: Dr. Jenifer was President of the University of Texas at Dallas from 1994 until 2005. He was President of Howard University from 1990 to 1994. Prior to that, he was Chancellor of the Massachusetts Board of Regents of Higher Education from 1986 until 1990.

Election of Directors (Continued)

SENATOR SAM NUNN Director since 1997 Senator Nunn, age 68, has been Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, a charitable organization, since January 2001.

Prior Positions Held: Senator Nunn was a partner of King & Spalding, a law firm, from 1997 until 2003. He served as U.S. Senator from Georgia from 1972 until 1996. During his tenure in the U.S. Senate, he served as Chairman of the Senate Armed Services Committee and the Permanent Subcommittee on Investigations. He also served on the Intelligence and Small Business Committees.

Public Company Directorships: The Coca-Cola Company; Dell Inc.; General Electric Company.

Other Directorships and Memberships: A Distinguished Professor in the Sam Nunn School of International Affairs at Georgia Tech; Chairman, Center for Strategic and International Studies.

DAVID J. O’REILLY Director since 1998 Mr. O’Reilly, age 60, has been Chairman of the Board and Chief Executive Officer of Chevron since January 2000.

Prior Positions Held: Mr. O’Reilly was Vice-Chairman of the Board of Chevron from 1998 until 1999. He was a Vice-President of Chevron from 1991 until 1998. He was President of Chevron Products Company from 1994 until 1998. He was a Senior Vice-President and Chief Operating Officer of Chevron Chemical Company from 1989 until 1991.

Other Directorships and Memberships: American Petroleum Institute; Eisenhower Fellowships Board of Trustees; Institute for International Economics; The Business Council; The Business Roundtable; JPMorgan International Council; World Economic Forum’s International Business Council; the Trilateral Commission; the National Petroleum Council; the American Society of Corporate Executives.

DR. DONALD B. RICE
Director since 2005

Dr. Rice, age 67, has been, since 2002, Chairman of the Board and, since 1996, President and Chief Executive Officer of Agensys, Inc., a private biotechnology company.

Prior Positions Held: Dr. Rice was President and Chief Operating Officer of Teledyne, Inc., from 1993 until 1996. He was Secretary of the Air Force from 1989 until 1993. He was President and Chief Executive Officer of the RAND Corporation from 1972 until 1989.

Public Company Directorships: Vulcan Materials Co.; Wells Fargo & Company.

Other Directorships and Memberships: Trustee, RAND Corporation; Chairman of the Board of Governors of the Pardee RAND Graduate School.

Election of Directors (Continued)

PETER J. ROBERTSON Director since 2002 Mr. Robertson, age 60, has been Vice-Chairman of the Board of Chevron since 2002.

Prior Positions Held: Mr. Robertson was Vice-President of Chevron from 1994 until 2001. He was President of Chevron Overseas Petroleum Inc. from 2000 until 2001. He was the Vice-President responsible for Chevron’s North American exploration and production operations from 1997 until 2000. From 1994 until 1997, he was the Vice-President responsible for strategic planning.

Other Directorships and Memberships: Chairman, U.S. Energy Association; U.S.-Saudi Arabian Business Council; U.S.-Russian Business Council; American Petroleum Institute; International House at Berkeley; United Way of the San Francisco Bay Area; Vice-Chairman, Leon H. Sullivan Foundation; Director of Transatlantic Partnership Against AIDS.

KEVIN W. SHARER
Director Nominee in 2007

Mr. Sharer, age 59, has been, since January 2001, Chairman of the Board and, since May 2000, Chief Executive Officer and President of Amgen Inc., a biotechnology company.

Prior Positions Held: From October 1992 to May 2000, Mr. Sharer served as President and Chief Operating Officer of Amgen. From April 1989 to October 1992, Mr. Sharer was President of the Business Markets Division of MCI Communications Corporation. From February 1984 to March 1989, Mr. Sharer served in numerous executive capacities at General Electric Company.

Public Company Directorships: Amgen Inc.; Northrop Grumman Corporation; 3M Company (until May 8, 2007).

Other Directorships and Memberships: University of Southern California; Los Angeles County Museum of National History.

CHARLES R. SHOEMATE Director since 1998 Mr. Shoemate, age 67, is the retired Chairman, President and Chief Executive Officer of Bestfoods, a manufacturer of food products.

Prior Positions Held: Mr. Shoemate was Chairman of the Board and Chief Executive Officer of Bestfoods, formerly CPC International, from 1990 until 2000. He was elected President and a member of the Board of Directors of Bestfoods in 1988.

Election of Directors (Concluded)

DR. RONALD D. SUGAR Director since 2005 Dr. Sugar, age 58, has been Chairman of the Board and Chief Executive Officer of Northrop Grumman Corporation, a global defense company, since 2003.

Prior Positions Held: Dr. Sugar was President and Chief Operating Officer of Northrop Grumman Corporation from 2001 until 2003. He was President and Chief Operating Officer of Litton Industries, Inc., from 2000 until 2001. He was previously President and Chief Operating Officer of TRW Aerospace and Information Systems.

Public Company Directorships: Northrop Grumman Corporation.

Other Directorships and Memberships: Aerospace Industries Association; Boys & Girls Clubs of America; Los Angeles Philharmonic Association; National Academy of Engineering; Pearl Harbor Memorial Fund; Royal Aeronautical Society; University of Southern California.

CARL WARE Director since 2001 Mr. Ware, age 63, is a retired Executive Vice-President of The Coca-Cola Company, a manufacturer of beverages.

Prior Positions Held: Mr. Ware was a Senior Advisor to the CEO of The Coca-Cola Company from 2003 until 2005 and was an Executive Vice-President, Global Public Affairs and Administration from 2000 until 2003. He was President of The Coca-Cola Company’s Africa Group, with operational responsibility for 50 countries in sub-Saharan Africa from 1991 until 2000.

Public Company Directorships: Coca-Cola Bottling Co. Consolidated; Cummins Inc.

Other Directorships and Memberships: Atlanta Falcons; Board of Trustees of Clark Atlanta University; PGA TOUR Golf Course Properties, Inc.

Board Operations

BOARD COMMITTEE MEMBERSHIP AND FUNCTIONS

The Audit, Board Nominating and Governance and Management Compensation Committees are each constituted and operated according to the rules of the New York Stock Exchange (NYSE). In addition, the Audit Committee is a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Each member of the Audit Committee is independent and financially literate as defined in the rules of the NYSE and Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934.

Committees and Current Membership	Committee Functions
AUDIT
Linnet F. Deily† Robert E. Denham† Franklyn G. Jenifer Charles R. Shoemate, Chairman†
• Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders
• Reviews reports of independent and internal auditors
• Reviews and approves the scope and cost of all services (including non-audit services) provided by the independent registered public accounting firm
• Monitors the effectiveness of the audit process and financial reporting
• Reviews the adequacy of financial and operating controls
• Monitors the corporate compliance program
• Evaluates the effectiveness of the Committee

BOARD NOMINATING AND GOVERNANCE
Samuel H. Armacost, Chairman Sam Ginn Sam Nunn Donald B. Rice Carl Ware
• Reviews Chevron’s Corporate Governance Guidelines and practices and recommends changes as appropriate
• Evaluates the effectiveness of the Board and its Committees and recommends changes to improve Board, Board committee and individual Director effectiveness
• Assesses the size and composition of the Board
• Recommends prospective director nominees
• Periodically reviews and recommends changes as appropriate in the Restated Certificate of Incorporation, By-Laws and other Board-adopted governance provisions

MANAGEMENT COMPENSATION
Samuel H. Armacost Robert J. Eaton, Chairman Ronald D. Sugar Carl Ware
• Reviews and recommends to the independent Directors the salary and other compensation matters for the CEO
• Reviews and approves salaries and other compensation matters for executive officers other than the CEO
• Administers incentive compensation and equity-based plans of the Corporation, including the Employee Savings Investment Plan Restoration Plan, Management Incentive, Long-Term Incentive, and Deferred Compensation Plans for Management Employees
• Evaluates the effectiveness of the Committee

PUBLIC POLICY

Robert J. Eaton Sam Ginn Sam Nunn, Chairman Donald B. Rice Ronald D. Sugar
• Identifies, monitors and evaluates domestic and international social, political and environmental trends and issues that affect the Corporation’s activities and performance
• Recommends to the Board policies, programs and strategies concerning such issues

† Audit Committee Financial Expert as determined by the Board under SEC regulations.

MEETINGS AND ATTENDANCE

In 2006, your Board held eight regularly scheduled Board meetings, each of which included executive sessions of independent directors, and 24 Board committee meetings, which included 10 Audit Committee, five Board Nominating and Governance Committee, five Management Compensation Committee and four Public Policy Committee meetings. All Directors attended 88 percent or more of the Board meetings and Board committee meetings on which they served during 2006. Chevron’s policy regarding Directors’ attendance at the

Board Operations (Continued)

Annual Meeting, as described in the Corporate Governance Guidelines under the heading ‘‘Board Agenda and Meetings,” is that all Directors are expected to attend, absent extenuating circumstances. Last year, 12 Directors attended the 2006 Annual Meeting.

LEAD DIRECTOR

Since 2004, the Board has had a Lead Director who is an independent Director. Currently, Sam Armacost is the Lead Director. As discussed in the Corporate Governance Guidelines, the Lead Director is elected annually by the independent Directors and chairs the executive sessions of the independent Directors and coordinates with the Chairman on the schedule and agendas for Board meetings and other matters pertinent to the Corporation and the Board.

INDEPENDENCE OF DIRECTORS

The Board has affirmatively determined that, as to each current, non-employee Director (Mr. Armacost, Ms. Deily, Mr. Denham, Mr. Eaton, Mr. Ginn, Dr. Jenifer, Sen. Nunn, Dr. Rice, Mr. Shoemate, Dr. Sugar and Mr. Ware) and the non-employee Director nominee (Mr. Sharer), no material relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each current, non-employee Director and Director nominee qualifies as “independent” according to the Corporate Governance Rules of the NYSE.

In making its determination, the Board adheres to the specific tests for independence included in the NYSE listing standards. In addition, the Board has determined that the following relationships of Chevron Directors are categorically immaterial if the transaction was conducted in the ordinary course of business, and that these standards have been met by all non-employee directors and the non-employee director nominee:

•	director of another entity if business transactions between the Corporation and that entity do not exceed $5 million or five percent of the receiving entity’s consolidated gross revenues, whichever is greater

•	director of another entity if the Corporation’s discretionary charitable contributions to that entity do not exceed $1 million or two percent of that entity’s gross revenues, whichever is less, and if the charitable contributions are consistent with the Corporation’s philanthropic practices

•	relationship arising solely from a Director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Chevron, so long as the Director’s ownership interest does not exceed two percent of the total equity or partnership interest in that other party.

BUSINESS CONDUCT AND ETHICS CODE

Chevron has adopted a code of business conduct and ethics for Directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer and Comptroller) and employees, known as the Business Conduct and Ethics Code. The code is available on the Chevron Web site at www.chevron.com and is available in print upon request. Chevron intends to post any amendments to the code on the Chevron Web site.

TRANSACTIONS WITH RELATED PERSONS

It is our policy that all employees and Directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with Chevron’s business interest. This policy is included in our Business Conduct and Ethics Code. Each Director and executive officer is instructed to always inform the Chairman and Corporate Secretary when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each Director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest. The Board Nominating and Governance Committee reviews all relevant information, including the amount of all business transactions involving Chevron and

Board Operations (Continued)

the entity with which the Director is associated, and makes recommendations, as appropriate, to the Board.

AUDIT COMMITTEE REPORT

The Audit Committee assists your Board in fulfilling its responsibility to oversee management’s implementation of Chevron’s financial reporting process. The Audit Committee Charter can be viewed on the Chevron Web site at www.chevron.com and is available in print upon request. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2006 Annual Report on Form 10-K with Chevron’s management and its independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of disclosure controls and internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on:

•	the conformity of Chevron’s financial statements with accounting principles generally accepted in the United States; and

•	Management’s assessment of and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by the accounting firm, including those required by Statements on Auditing Standards No. 61 and No. 90 (Audit Committee Communications), as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Chevron and its management and received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered whether the provision of non-audit services was compatible with maintaining the accounting firm’s independence.

In reliance on the reviews and discussions outlined above, the Audit Committee has recommended to your Board that the audited financial statements be included in Chevron’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Respectfully submitted on February 28, 2007, by the members of the Audit Committee of your Board:

Charles R. Shoemate,
  Chairperson
Linnet F. Deily
Robert E. Denham
Franklyn G. Jenifer

BOARD NOMINATING AND GOVERNANCE COMMITTEE REPORT

The Board Nominating and Governance Committee is responsible for defining and assessing qualifications for Board membership, identifying qualified Director candidates, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight on corporate governance practices and policies including an effective process for stockholders to communicate with the Board. The Committee is composed entirely of independent Directors and operates under a written charter. The Committee charter is available on the Chevron Web site at www.chevron.com and is available in print upon request. The Committee submits this report to stockholders to report on its role and corporate governance practices at Chevron in 2006.

When making recommendations to the Board about individuals to be nominated for election to the Board by the stockholders, the Committee follows the Board membership qualifications and nomination procedures identified in our Corporate Governance Guidelines. Generally, the membership qualifications are that an individual have:

•	the highest professional and personal ethics and values, consistent with the Chevron Way and our Business Conduct and Ethics Code,

Board Operations (Continued)

both of which are available on the Chevron Web site at www.chevron.com;

•	broad experience at the policy-making level in business, government, education, technology or public interest;

•	the ability to provide insights and practical wisdom based on the individual’s experience and expertise;

•	a commitment to enhancing stockholder value;

•	sufficient time to effectively carry out duties as a Director (service on boards of public companies should be limited to no more than five); and

•	independence; at least a majority of the Board must consist of independent Directors, as defined by the New York Stock Exchange.

The Committee uses a skills and qualifications matrix to evaluate potential candidates in order to insure that the overall Board maintains a balance of knowledge, experience and diversity. The Committee carefully reviews all Director candidates, including current Directors, in light of these qualifications based on the context of the current and anticipated composition of the Board, the current and anticipated operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, education, experience, length of service and such other factors as it deems appropriate given the current and anticipated needs of the Board and the Company to maintain a balance of knowledge, experience and capability.

Under our Corporate Governance Guidelines, the Committee considers all candidates recommended by our stockholders. Stockholders may recommend candidates by writing to the Corporate Secretary at the address listed on page 1 of this proxy statement, stating the recommended candidate’s name and qualifications for Board membership. When considering candidates recommended by stockholders, the Committee follows the same Board membership qualifications evaluation and nomination procedures discussed above.

In addition to stockholder recommendations, the Committee receives Director candidates for consideration for nomination to the Board from other sources. Board members periodically suggest possible candidates and, from time to time, the Committee may engage a third party to assist in identifying potential candidates. In 2006, the Committee did not receive any candidate suggestions from beneficial owners of more than five percent of the Company’s common stock. Since the 2006 Annual Meeting, the Board does not have any new members.

In connection with the 2007 Annual Meeting, the Committee evaluated current and anticipated operating requirements and the Board’s current profile and recommended an increase in the Board size from 13 to 14 members. Of the 14 nominees for election as Directors, 13 are current Directors and one is a new nominee who was identified by one of our existing non-management Directors as part of the Committee’s regular process for identifying potential Director nominees. The Committee recommended, and the Board determined, that the 12 non-employee Director nominees met the Board’s definition of independence, none having a material relationship with the Corporation. In making its independence determination, the Board adhered to all of the specific tests for independence included in the NYSE listing standards. In addition, the Committee made recommendations to the Board on the Board Committee assignments, Committee chairperson positions and Audit Committee “financial experts”.

The Committee plays a leadership role in shaping Chevron’s corporate governance. At least annually, the Committee surveys corporate governance best practices and reviews Chevron’s corporate governance ratings to identify any opportunities to improve Chevron’s corporate governance. Since the beginning of 2006, the Committee proposed revisions to the

Board Operations (Concluded)

Corporate Governance Guidelines that were subsequently adopted by the Board of Directors. The corporate governance improvements include an annual review of the Corporate Governance Guidelines and other governance documents, a commitment to reconsider any stockholder proposal initially opposed by the Board that received a majority vote of the stockholders with any action taken reported to stockholders in a timely manner, a reaffirmation of the Company’s confidential voting policy for stockholder voting, and a goal for Director compensation to comprise at least 50 percent in equity. Additionally, the Committee proposed, and the Board adopted, amendments to the By-Laws to enact a majority vote standard for uncontested Director elections and to provide that the Chairman be elected annually by the Board. The Committee recommended an amendment to the Certificate of Incorporation to remove the supermajority voting provisions, which the Board adopted and stockholders will consider at the 2007 Annual Meeting. The Corporate Governance Guidelines, By-Laws and the Restated Certificate of Incorporation are available on the Chevron Web site at www.chevron.com and are available in print upon request.

The Committee reviewed interested-party communications including stockholder inquiries directed to non-employee Directors. The Corporate Secretary compiles the communications, summarizes lengthy or repetitive communications and provides the Committee periodically with information about the number and type of communications received, the number of responses sent and the disposition, if any. Interested parties wishing to communicate their concerns or questions about Chevron to the Chairperson of the Committee or any other non-employee Directors may do so by U.S. mail addressed to Non-Employee Directors, c/o Office of the Corporate Secretary, at the address listed on page 1 of this proxy statement.

The Committee’s assessment is that Chevron has strong fundamental corporate governance practices in place. The Committee acknowledges that good corporate governance requires ongoing self-assessment and the Committee is committed to periodically reviewing and updating the corporate governance practices to ensure Chevron maintains its position at the forefront of corporate governance best practices.

Respectfully submitted on February 28, 2007 by members of the Board Nominating and Governance Committee of your Board:

Samuel H. Armacost, Chairperson
Sam Ginn
Sam Nunn
Donald B. Rice
Carl Ware

MANAGEMENT COMPENSATION COMMITTEE REPORT

The Management Compensation Committee of Chevron has reviewed and discussed with management the Compensation Discussion and Analysis beginning on the following page and, based on such review and discussion, the Committee recommended to the Board of Directors of the Corporation that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K.

Respectfully submitted on February 28, 2007, by members of the Management Compensation Committee of your Board:

Robert J. Eaton, Chairperson
Samuel H. Armacost
Ronald D. Sugar
Carl Ware

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

The Management Compensation Committee

The Management Compensation Committee is responsible for Chevron’s executive remuneration programs, authority over which it cannot delegate. The Committee is composed entirely of “independent outside directors”, as defined under Section 162(m) of the Internal Revenue Code, and each member is independent under the applicable rules of the NYSE.

The Committee seeks and receives advice from independent, external compensation and benefits consultants. The Committee’s outside consultants are retained by the Committee as necessary to make presentations during the year and conduct an annual review of Chevron’s competitive compensation position. Chevron’s internal compensation staff provides additional counsel, data and analysis as requested by the Committee. During 2006, the Committee made several requests for special studies or reviews regarding the competitiveness of certain elements included in the executive remuneration package. In 2006, the Committee retained Hewitt Associates as its primary independent compensation advisor.

In 2006, the Committee continued its practice of reviewing the summary remuneration tables, or tally sheets, for the named executive officers prior to making any change to each executive’s compensation package. These reviews include the potential economic impact to the Corporation for all cash, equity and benefit programs, the economic impacts under various economic growth scenarios and the impact upon retirement benefits for the executives. The resulting total compensation and benefits competitive package, for the entire bonus eligible population, was compared with external benchmarks and the analysis was reviewed by the Committee’s independent consultants. Any incremental change to an executive’s compensation was considered with respect to the total compensation perspective. The Chevron executive compensation and benefit programs were then reviewed with the independent Directors of the full Board.

The Committee regularly reviews the Chevron executive compensation and benefit programs with respect to all known applicable regulatory provisions and requirements. The Management Compensation Committee charter (published on the Chevron Web site at www.chevron.com and available in print upon request) is also reviewed to insure that Committee actions are in alignment with the compensation philosophy and objectives stated below, as well as all applicable reporting and compliance requirements. The Committee believes it is functioning within the parameters of, and the Chevron programs are in compliance with, all applicable rules, regulations and requirements.

Compensation Philosophy and Objectives

The Committee’s general compensation philosophy is that total compensation should vary with Chevron’s performance in achieving financial and non-financial objectives, and that any annual or long-term incentive compensation should be closely aligned with stockholders’ interests. The Committee believes in using one common pay-for-performance philosophy for all employees in its consideration of the design and implementation of executive programs and that benefit programs should be commonly applied across the broad employee population in each country in which Chevron operates.

The Committee specifically believes that compensation philosophy and programs of Chevron should:

•	link rewards to individual performance, business results and stockholder returns;

•	encourage creation of long-term stockholder value and achievement of strategic objectives;

•	target management salary range structure and award opportunities at the market median,

Executive Compensation (Continued)

with opportunity to pay in the upper or lower quartile for superior or below-average performance results;

▲	market defined as major energy companies (primary) and other large capital intensive businesses (secondary)

•	maintain an appropriate balance between base salary, short-term and long-term incentive opportunities, with more compensation at risk at the higher salary grades;

•	attract and retain the highest caliber personnel on a long-term basis; and

•	provide motivational programs to focus on long-term retention needs through pay management, leadership development and growth opportunities.

Key Elements of Executive Compensation

Chevron’s executive compensation program consists of four elements: Base Pay, Short-Term Incentives, Long-Term Incentives and Benefits. The Committee’s belief in a common philosophy and reward system applies to the benefit plans as well. There is one common benefit program for Company salaried employees in the United States, which is established based on a career employment model. The benefit plans are designed to encourage retention and reward long-term employment. Further, the Committee believes perquisites for senior executives should be extremely limited in scope and value. The limited perquisites that are offered are believed to have a business basis and return in value for the stockholders.

For senior executives, the Committee believes short-term and long-term incentive pay, linked to Chevron’s financial performance, should represent half or more of their total compensation opportunity. The portion of the Chairman and CEO’s compensation in 2006 (base salary, MIP and LTIP grant date fair value) that was at risk was 88 percent and an average 83 percent was at risk for the other named executive officers.

The Committee attempts to pay competitively in the aggregate as well as deliver an appropriate balance between fixed compensation (base salary and benefits) versus variable compensation (short-term and long-term incentive grants). If Chevron’s performance exceeds internal objectives, and is superior on a relative basis versus our peer competitors, the Committee believes that the variable pay portion of the package should deliver compensation above the competitive median. The Committee has made the determination to target above the anticipated competitive median award twice in the past five years and to equal the anticipated competitive median once. Conversely, if either internal metrics or Chevron’s relative performance lag, the variable pay components are designed to deliver a total compensation level below the market median. The Committee has utilized this discretion twice in the past five years by setting the annual bonus fund below the previous target level of the competitor companies. If Chevron’s performance is not recognized by the market through stock price appreciation and Chevron’s relative total stockholder return versus our competitor companies is below average, both the non-qualified stock options and the long-term incentive plan performance shares will deliver a value below the target grant value.

Competitors

When determining executive compensation target levels, the Committee considers the competitive position of other major companies in the energy industry, which include: Anadarko, Hess, BP, ConocoPhillips, Devon, ExxonMobil, Marathon, Occidental, Sunoco, Shell, Tesoro and Valero Energy. For senior executives, the scope and complexity of the operations are taken into account and, therefore, the larger market capitalization competitors have a greater impact on the competitive targets. The major global energy competitors with substantial U.S. operations (BP, ConocoPhillips, ExxonMobil and Shell) are the primary competition in the marketplace where Chevron operates and comprise the competitor peer group for

Executive Compensation (Continued)

determining relative Total Stockholder Return (TSR), which is stock price appreciation plus dividends on a reinvested basis. This competitor group is used to determine relative performance for the long-term incentive plan performance share program.

In addition, the Company’s competitive position is reviewed against approximately 25 major capital-intensive international companies spanning a wide range of industries. The general industry comparators were chosen because of their similar business characteristics as well as relatively equivalent scope and complexity of operations.

Allocation Among Components

No specific formula is used to weigh the various performance factors used in determining the amount of compensation or the allocation of compensation to base salary, bonus and long-term incentives. The weight given each factor with respect to each element of compensation is within the discretion and judgment of the Committee, but is designed to target a median value for each individual component. The Committee also takes the appropriateness of the entire package into account, including the impact on employee benefits, when evaluating each element of compensation. The appropriateness is tested against both energy industry peers and the general industry benchmarks based on data supplied by the Committee’s outside consultant. The Committee recognizes that general industry has historically targeted more value through long-term incentive grants and less through benefit plans, whereas the oil industry historically has targeted less value through long-term incentive grants and more through benefit plans. In this area, the Committee has chosen to follow the oil competitor package.

Base Pay

•	Average executive base salaries are benchmarked to similar type positions of the twelve energy competitors identified above. When establishing the salary structure, the Committee also reviews non-oil company pay information. This analysis is provided by its external consultant to ensure compensation opportunity is appropriate on a broad industry basis.

•	Actual salaries vary by individual and are based on sustained performance toward achievement of Chevron’s goals, objectives and strategic intents. The structure allows for pay differentiation of 20 percent above and below the competitive midpoint for each salary grade.

•	The Committee reviews and approves corporate goals and objectives relevant to the compensation of the CEO and other executive officers. Annually, the independent Directors, led by the Chairman of the Committee and the Chairman of the Board Nominating and Governance Committee, evaluate the CEO’s performance in light of such goals and objectives and communicates the results to the CEO.

•	Executive salaries and changes proposed by the CEO (with respect to executives other than the CEO) are reviewed and approved by the Committee. The Committee also considers experience and current salary compared to market rates when considering salary actions.

Within this framework, executive level salary ranges are adjusted, as necessary, to maintain competitiveness with the competitor group. Individual salaries are maintained within the appropriate range for each position, including the CEO position, and are reviewed annually. In determining a competitive base salary for Mr. O’Reilly, the Committee considered his level of responsibility and contributions to the success of Chevron, the size and complexity of the business and his relative compensation position with respect to the peer group, both within the oil industry and general industry. Based on this, as well as the recommendations of the Committee’s compensation consultant, the Committee recommended, and the independent Directors of the full Board approved, an increase of $100,000 for Mr. O’Reilly’s base salary in 2006, which is the

Executive Compensation (Continued)

first increase in base salary since the 2004 salary program. The Committee also reviewed the individual performance and competitive market position for the other named executive officers and approved the following increases in base salary in 2006 from 2005: Mr. Robertson, $50,000; Mr. Crowe, $75,000; Mr. Kirkland, $70,000; and Mr. Watson $50,000.

Short-Term Incentive (Management Incentive Plan)

•	The Management Incentive Plan (MIP) is an annual cash incentive plan which links awards to performance results of the prior year. The plan is designed to balance rewards for organizational performance, personal contributions and demonstration of desired leadership behaviors. Individual target awards vary by salary grade and are based on the competitive annual bonus practices of energy company competitors, with reference to the award levels of the general industry comparator group.

•	The MIP formula is designed to give managers and employees a direct line-of-sight with performance, and to tie accountability (through differentiation of award size) with actual performance. Awards are based on the Committee’s assessments of performance versus objectives and performance versus the peer competitor group. An individual’s actual award is based on three performance components, with each component weighted equally. The components are: corporate results, Reporting Unit (RU)/Strategic Business Unit (SBU)/corporate staff results and a Leadership Performance Factor (LPF).

•	Corporate, RU and SBU financial and strategic objectives are set at the beginning of each year. Financial objectives are developed for: earnings, return on capital employed (ROCE), cash flow, operating expense and other key operating measures. Non-financial measures such as safety, diversity and reliability are also included in the evaluation process. Results are measured against internal objectives and against external oil company competitor results.

•	Although a formula of specifically weighted factors is not used to determine the total MIP fund available or the reporting unit ratings, the total MIP fund is made up of a corporate component that is heavily influenced by financial metrics and a reporting unit ratings that is a balance of financial and operational metrics.

•	The LPF is based on personal contribution in achieving business results and leadership behaviors demonstrated in achieving the results. An individual’s key job responsibilities and objectives are also established at the beginning of each year. Individual objectives include achievement of business unit financial goals as well as targets related to business operations (e.g., refinery throughput, production volumes, product quality, safety, environmental performance, etc.). Performance assessments are also made on other factors including supporting diversity, leadership, teamwork, communication, developing employees, creativity and innovation, and building partnerships.

MIP Award		Target $		Corporate Fund		Reporting Unit or SBU rating		LPF
	=	Base Salary X MIP Target Percentage for Salary Grade	X	Actual fund approved / Par Fund. Par Fund = Total amount of awards if all ratings equal to one	X	Weighted average SBU ratings must approximate the higher level RU rating	X

Executive Compensation (Continued)

•	The corporate performance assessment is the same for all MIP participants, and will typically vary between 50 percent and 200 percent of par based on both actual and relative performance against peers. RU or SBU ratings are based on the relative contribution between units, and, where available, include a relative review of the unit’s performance against the energy competitors. Ratings will typically vary between 60 percent and 120 percent of par based on a relative comparison between units. The individual performance rating typically varies between zero and 150 percent.

•	Senior management makes a corporate fund recommendation to the Committee based on its internal assessment of Chevron’s performance both against plan and against the energy company competitor group. Management also proposes preliminary RU/SBU ratings in addition to supplying the Committee with a summary of the operating results by operating unit. The Committee makes its final determination based on the input from management and their independent review and discussion of operating results and relative contribution to the Corporation’s success.

•	The Committee, with input from the independent consultant, recommends and independent Directors of the full Board approve the award for the CEO. The CEO proposes preliminary LPF ratings for the other senior executives (approximately 50) and presents his recommendations to the Committee. The other bonus eligible employees have ratings proposed by their management and finalized and reconciled across units by the CEO and his leadership team.

In determining the corporate fund for the 2006 performance year, the Committee considered the Corporation’s absolute financial results improving for the fourth consecutive year and the improvement in operational earnings, reported earnings and safety, which outpaced the improvement of our major global energy competitors. The aggregate analysis of Chevron’s absolute and relative performance resulted in the Committee concluding that awards comparable to the estimated competitor-average awards would be warranted for the 2006 performance year. Based on these factors, the Committee set the corporate fund at 150 percent of par. Individual salary grade targets are set to deliver a competitive award based on the average competitor values over the past several years. The individual targets as a percent of base pay for the named executive officers for the 2006 award were: D. J. O’Reilly, 120 percent; S. J. Crowe, 75 percent; P. J. Robertson, 90 percent; G. L. Kirkland, 80 percent; and J. S. Watson, 80 percent.

The CEO’s award is based solely on Company and individual performance. Based on the Company’s performance noted above and the CEO’s individual performance, and the recommendation of the Committee’s compensation consultant, the Committee recommended, and the independent Directors of the full Board approved, a MIP award for 2006 in the amount of $3,500,000, unchanged from the MIP awarded in 2005.

The MIP awards for each of the other named executive officers, shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table,” were also unchanged from the MIP awards in 2005, except for Mr. Crowe whose increase is attributable to his promotion to CFO in January 2005.

Long-Term Incentive (Long-Term Incentive Plan)

•	The Long-Term Incentive Plan (LTIP) is designed to align the interests of executives with stockholders and to provide each executive with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Consistent with Chevron’s employment model of career or long-term employment, the long-term incentive plan is structured to deliver a

Executive Compensation (Continued)

significant portion of the executive’s total compensation at a future date. The average amount of time between grant and exercise of non-qualified stock options (NQSOs) is in excess of six years.

•	The grant date for the long-term incentive plan for the current year is determined in October of the previous year in consultation with the Committee’s independent consultant. In 2006, the Committee made LTIP grants at their regularly scheduled meeting at the end of March, which coincides with the performance evaluation cycle. All NQSO grants are effective based on the closing price of Chevron Stock on the date of the Compensation Committee meeting, which is the date of the grant.

•	Grants are typically in the form of NQSOs and performance shares. All participants who receive a grant get NQSOs, and the top approximately 20 percent of bonus eligible participants also receive performance shares in a ratio of estimated value of 60 percent NQSOs and 40 percent performance shares. The Committee has reviewed various delivery models and believes the combination of NQSOs and performance shares is the appropriate model for Chevron at this time. NQSOs will have no value unless the underlying stock price appreciates, thereby aligning any future gain commensurate with the stockholders. In addition, unless Chevron’s TSR meets or outperforms the median of the competitor group, payout of performance shares will be zero or below target.

•	All equity grants are made by the Compensation Committee, and the CEO has no delegated authority to make off-cycle or ad-hoc equity grants. In the event of a new hire grant, concurrence is obtained prior to any grant being made either through approval at a regularly scheduled meeting or by unanimous written consent of the Committee members. For a new hire already on the payroll, the grant is effective on the date of the Compensation Committee meeting, or the day the last signature is received if approval is secured via unanimous written consent. For a new hire not yet in employee status, the grant is effective on the date that coincides with the employee’s first day on the payroll. In either case, the exercise price is based on the closing price of Chevron Stock on the grant date.

•	Individual grants vary by salary grade, and are based on valuations of grants made by the energy competitors. These valuations are provided by the Committee’s external consulting firm. Review of general industry grant levels is also done for calibration. Each year, a limited number (less than 15 percent) of above-standard or below-standard awards may be granted on a case-by-case basis to certain individuals when performance merits. Above-standard grants are delivered in the form of three-year cliff vested restricted stock units and are equivalent to approximately 40 percent of the standard grant value for that grade level.

•	Non-Qualified Stock Options are awarded at closing price on the day of grant, vest one-third after one year, two-thirds after two years and 100 percent after three years. Options have a ten-year term. Their ultimate value depends entirely on appreciation of Chevron Stock. The Committee does not grant discounted options or reprice outstanding options.

•	Performance Shares, as described in detail in the “Grants of Plan Based Awards” table, have an ultimate value (denominated in shares of Chevron Stock) tied to TSR as compared to TSR of the competitor peer group. Performance shares have a three-year vesting period, with a performance modifier based on relative TSR ranking that can vary from zero to 200 percent.

As discussed above, the Committee attempts to deliver a competitive compensation package both in the aggregated and in each individual component while maintaining an appropriate balance between base salary, annual bonus targets and long-term incentive plan grants. As

Executive Compensation (Continued)

described previously, survey data is presented by the Committee’s independent consultant, and the Committee determines the appropriate target value to deliver to the CEO specifically, and to all other bonus eligible employees by salary grade. Once the appropriate target value is determined, the grant level is calculated based upon:

•	for NQSOs, 60 percent of the target value divided by the 180-day trailing average stock price to mitigate market anomalies ($57.50 used in 2006) multiplied by the Black-Scholes model value (20 percent); and

•	for Performance Shares, 40 percent of the target value divided by the 180-day trailing average stock price multiplied by a discount factor derived from a Monte Carlo simulation (85 percent value in 2006).

The actual grant date values for each of the named executive officers are shown on the “Grants of Plan Based Awards” table below.

The total value of the CEO’s direct compensation of $13,280,880 awarded in 2006 (base salary of $1,650,000; MIP award of $3,500,000; LTIP grant value of $8,130,880) was relatively unchanged compared to 2005. The Committee concluded this level of compensation was appropriate relative to Mr. O’Reilly’s peers in the energy industry and in respect of the Company’s 22 percent increase in net income in 2006 over 2005, the third consecutive year of record earnings and annual TSR of 33.8 percent and other positive results of the Company.

Benefit Programs

Benefit programs for executives are generally common in design and purpose to those for the broad-base of employees in the United States. The same health and welfare programs, including post-retirement health care, that are broadly available to employees in the United States also apply to active executives with no other special programs. Executive retirement programs are comparable to the broad-base retirement programs (traditional defined-benefit pension plan and savings plan) but for the inclusion of executive earnings not permitted in the ERISA qualified retirement plans on account of IRS limitations.

Corporate Officer Stock Ownership

Because the Committee believes in linking the interest of management and stockholders, the Board approved stock ownership guidelines (as set forth in the Corporate Governance Guidelines) for Chevron executives in 2001, based on a multiple of base salary: CEO, five times; Vice Chairman, Executive Vice Presidents and Chief Financial Officer, four times; all other corporate Officers, two times and other senior executives, one and a half times. Executives are expected to achieve targets within five years of assuming their position. The CEO and all other named executives achieved their ownership guidelines at year-end 2004, or two years ahead of the Committee’s recommended timeline. Based on Chevron’s closing stock price on December 29, 2006, the CEO’s stock ownership multiple of base salary was over nine times, and the rest of the named executive officers averaged over six and a half times. Chevron corporate executives as a whole own approximately four times base salary.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, Chevron generally receives an annual federal income tax deduction for compensation paid to the CEO and other four most highly paid executives only if the compensation is less than $1 million or is performance-based. The awards granted under both the Management Incentive Plan and the Long-Term Incentive Plan qualify as performance-based compensation and thus are fully tax-deductible for Chevron. The MIP performance-based criteria were reaffirmed by stockholders in 2002, and the LTIP plan was re-approved in 2004. The Committee intends to continue seeking a tax deduction for all executive compensation, to the extent it is in the best interest of Chevron and its stockholders.

Executive Compensation (Continued)

Compensation Recovery Policies

In 2005, the Board requested that the Committee consider adding a “claw-back” provision to the executive compensation programs for cases where, as a result of misconduct, the Company is required to prepare an accounting restatement due to material noncompliance. At that time, Chevron had the ability to recover any indebtedness due the Company from outstanding deferred compensation and other balances upon termination. The Company also had the flexibility to cancel any unexercised or unvested options for any individual at any time.

In response to the Board request, the Committee expanded the definition of misconduct under the MIP, LTIP and Deferred Compensation Plan for Management Employees to provide the Board maximum flexibility in recovering gains. As a result, the definition of misconduct was expanded as listed below and a non-compete clause was included:

•	The Corporation is required to prepare an accounting restatement due to material noncompliance;

•	Participant discloses to others, or uses for the participant’s own purpose, any proprietary information or intellectual property (including customer lists, supplier lists, pricing and cost data, computer programs, advertising plans, wage or salary data, financial information, R&D plans, etc.) and all other types of information that the Corporation intends or expects to be kept secret;

•	Participant engages in conduct which is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Corporation;

•	Participant commits an act of embezzlement, fraud or theft with respect to the property of the Corporation;

•	Participant, without the consent of the Company, directly or indirectly engages in, becomes employed by, or renders services, advice or assistance to any business in competition with the Corporation at any time during the twelve months following termination;

•	Participant fails to promptly return all documents and other tangible items belonging to the Corporation upon termination;

•	Participant fails to inform any new employer of the terms of the Participant’s continuing obligation to maintain confidentiality of trade secrets; or

•	Participant induces, or attempts to induce, directly or indirectly, any of the Corporation’s customers, employees, representatives or consultants to terminate working for the Corporation, or breach any contract with the Corporation.

In discussions with outside counsel, it was determined that there is no precedent for being able to recover gains or cancel awards retroactively. The expanded definition of misconduct was effective at the time the plan is approved and communicated to employees, which took place in June 2005. These provisions affect the Management Incentive Plan, the Long-Term Incentive Plan and the Deferred Compensation Plan.

Executive Compensation (Continued)

SUMMARY COMPENSATION TABLE

The following sets forth the compensation of the Company’s named executive officers in the fiscal year ended December 31, 2006. None of our named executive officers has an employment contract with the Company.

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred	All Other
Name and			Stock	Option	Incentive Plan	Compensation	Compensation
Principal Position	Year	Salary ($)(1)	Awards ($)(2)	Awards ($)(3)	Compensation(4)	Earnings ($)(5)	($)(6)	Total ($)
D. J. O’Reilly, Chairman and CEO	2006	$1,620,833	$13,008,715	$6,922,146	$3,500,000	$6,322,578	$228,617	$31,602,889
S. J. Crowe, Chief Financial Officer	2006	$553,125	$1,931,712	$1,224,583	$750,000	$1,514,768	$61,986	$6,036,174
P. J. Robertson, Vice Chairman	2006	$935,417	$5,544,890	$2,946,302	$1,500,000	$3,215,273	$118,723	$14,260,605
G. L. Kirkland, Executive Vice President	2006	$679,583	$2,303,245	$1,158,095	$1,000,000	$1,688,917	$72,428	$6,902,268
J. S. Watson, Vice President	2006	$685,417	$2,844,431	$1,206,416	$1,000,000	$834,565	$70,756	$6,641,585

(1)	Reflects salary earned in 2006, including salary deferred under the Deferred Compensation Plan for Management Employees, which, for 2006, was: D. J. O’Reilly, $630,250; S. J. Crowe, $221,250; P. J. Robertson, $14,308; G. L. Kirkland, $9,192; J. S. Watson, $9,308. Compensation is reviewed after the end of each year and salary increases, if any, are effective April 1 of the following year. The salary effective on April 1, 2006 for each of the named executive officers was as follows: D. J. O’Reilly, $1,650,000; S. J. Crowe, $575,000; P. J. Robertson, $950,000; G. L. Kirkland, $700,000; J. S. Watson, $700,000.

(2)	Amounts include the aggregate proportionate fair value for performance shares granted under the Corporation’s Long-Term Incentive Plan (LTIP) in four grant years (2006, 2005, 2004 and 2003) that have been recognized as compensation costs for financial reporting purposes for the fiscal year ended December 31, 2006, and do not represent the grant date fair value of performance shares granted in 2006. The grant date fair value for performance shares granted in 2006 as reported on the “Grants of Plan-Based Awards” table below for each of the named executive officers is as follows: D. J. O’Reilly, $3,034,880; S. J. Crowe, $569,040; P. J. Robertson, $1,280,340; G. L. Kirkland, $948,400; J. S. Watson, $948,400. The “Grants of Plan-Based Awards” table also provides a detailed description of the performance shares. The following number of performance shares were granted in 2006, 2005, 2004 and 2003, respectively: D. J. O’Reilly, 64,000, 66,000, 106,000 and 106,000; S. J. Crowe, 12,000, 13,000, 9,000 and 9,000; P. J. Robertson, 27,000, 28,000, 40,000 and 40,000; G. L. Kirkland, 20,000, 18,000, 18,000 and 18,000; J. S. Watson, 20,000, 18,000, 27,000 and 27,000.

Performance shares result in a payout only if, at the end of the three-year performance period, the Corporation achieves a certain Total Stockholder Return (TSR) for the performance period as compared to the TSR of each company in the Corporation’s peer group. Amounts in this column were determined under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS 123R) for financial reporting purposes. Under the provisions of FAS 123R, performance shares are classified as liability awards. Accordingly, total per-share compensation cost equals the payout amount measured as of the settlement date at the end of the 3-year performance period. Until settlement, compensation costs recorded in the Company’s financial statements recognize changes in estimated fair value as of the end of each quarterly reporting period. The Company uses a Monte Carlo approach to calculate estimated fair value of performance shares. To derive estimated fair value per share, this valuation technique simulates TSR for the Company and the peer group using market data for a period equal to the term of the performance period, correlates the simulated returns within the peer group to estimate a probable payout value, and discounts the probable payout value using a risk-free rate for Treasury bonds having a term equal to the performance period. As of December 31, 2006, this technique generated estimated fair values per share of $95.57, $101.20, and $81.21 for the outstanding 2006, 2005 and 2004 grants, respectively. The settlement value for the 2003 grant was $58.88 per share. Since the performance period for the 2003 grant ended in 2006, each performance share under the 2003 grant was further adjusted by the actual performance modifier of 125 percent.

Amounts in this column also include the proportionate amount of fair value of the restricted stock units granted under the LTIP on June 25, 2003 that have been recognized as compensation costs in the Company’s financial statement for 2006 and the aggregate dividend accrual in 2006 to be paid at vesting. The value of each restricted stock unit is $36.70, which is based on the closing price of Chevron Stock on the date of the grant. The number of restricted stock units granted in 2003 were: P. J. Robertson 31,000; G. L. Kirkland 13,000; J. S. Watson 24,000. Fifty percent will vest on June 25, 2007, and the

Executive Compensation (Continued)

remaining 50 percent will vest on June 25, 2011. Total restricted stock unit dividend accrued in 2006 to be paid at vesting: P. J. Robertson $68,423; G. L. Kirkland $28,694; J. S. Watson $52,973.

(3)	Amounts include the aggregate proportionate fair value for stock option grants made under the LTIP in four grant years (2006, 2005, 2004 and 2003) that have been recognized as compensation costs for financial reporting purpose for the fiscal year ended December 31, 2006. The actual value of stock options granted in 2006, as reported in the “Grants of Plan-Based Awards” table below, for each of the named executive officers was: D. J. O’Reilly, $5,096,000; S. J. Crowe, $955,500; P. J. Robertson, $2,165,800; G. L. Kirkland, $1,592,500; J. S. Watson, $1,592,500.

One-third of the stock options vest on each anniversary of the date of grant and expire after 10 years. The grant date fair value was determined under FAS 123R for financial reporting purposes. For a discussion of the determination of fair value under FAS 123R for the 2006 grants, see Note 22, “Stock Options and Other Share-Based Compensation” to the Corporation’s Consolidated Financial Statements contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, and, for 2003, 2004 and 2005 grants, see Note 22, “Stock Options and Other Share-Based Compensation” to the Corporation’s Consolidated Financial Statements contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005. The actual value that can be realized, if any, depends on the increase of the Corporation’s stock price above the exercise price between the vesting date and the exercise date. The exercise price for the 2006 grant is $56.63. The number of stock options granted to each of the named executive officers in 2006 was: D. J. O’Reilly, 400,000; S. J. Crowe, 75,000; P. J. Robertson, 170,000; G. L. Kirkland, 125,000; J. S. Watson, 125,000. The exercise price for the 2005 grant is $56.76. The number of stock options granted to the named individuals in 2005 was: D. J. O’Reilly, 425,000; S. J. Crowe, 80,000; P. J. Robertson, 180,000; G. L. Kirkland, 115,000; J. S. Watson, 115,000. The exercise price for the 2004 grant is $47.055. The number of stock options granted to the named individuals in 2004 was: D. J. O’Reilly, 460,000; S. J. Crowe, 42,000; P. J. Robertson, 200,000; G. L. Kirkland, 90,000; J. S. Watson, 120,000. The exercise price for the 2003 grant is $36.70. The number of stock options granted to the named individuals in 2003 was: D. J. O’Reilly, 460,000; S. J. Crowe, 42,000; P. J. Robertson, 200,000; G. L. Kirkland, 90,000; J. S. Watson, 120,000. The grant date fair value per option for each of the 2006, 2005, 2004 and 2003 grants was $12.74, $11.66, $7.135 and $5.51, respectively.

(4)	Reflects Management Incentive Plan awards for the 2006 performance year for each of the named executive officers that will be paid in April 2007. See “Compensation Discussion and Analysis — Short-Term Incentive (Management Incentive Plan)” for a detailed description of MIP awards.

(5)	Represents the change in pension value for the Chevron Retirement Plan (CRP) and the Chevron Retirement Restoration Plan (RRP) from January 1, 2006 through December 31, 2006 expressed as a lump sum. The Deferred Compensation Plan (DCP) and ESIP Restoration Plan (ESIP-RP) do not pay preferential earnings.

(6)	All Other Compensation includes the following:

	ESIP Company	ESIP-RP Company	Company Paid		Total All Other
	Contributions(1)	Contributions(1)	Life Insurance(2)	Perquisites(3)	Compensation
D. J. O’Reilly	$17,600	$112,067	$10,027	$88,923	$228,617
S. J. Crowe	$17,600	$26,650	$3,432	$14,304	$61,986
P. J. Robertson	$17,600	$57,233	$5,785	$38,106	$118,723
G. L. Kirkland	$17,600	$36,767	$4,211	$13,850	$72,428
J. S. Watson	$17,600	$37,233	$1,673	$14,250	$70,756

(1)	The Employee Savings Investment Plan for executives is common in design and purpose to those for the broad-base of employees in the U.S. When an employee contributes two percent of earnings to the ESIP, the Company provides an eight percent match. Employees may choose to contribute less than the two percent and not receive an ESIP-RP match. They may also choose to contribute an amount above two percent, but none of the amount above two percent is matched. The company match up to IRS limits ($220,000 of income) is made to the qualified ESIP account. For amounts above the IRS limit, the executive can elect to have two percent of base pay directed into the Deferred Compensation Plan and the Company will match those funds in the non-qualified ESIP Restoration Plan. Management Incentive Plan awards are not eligible for an ESIP or ESIP Restoration Plan company match.

(2)	This column includes basic life insurance and on-the-job accident insurance. Generally, all U.S. employees have basic company paid life insurance, which would remit a benefit to the beneficiary in the amount of two times the employee’s base salary in the event of death.

(3)	Perquisites within Chevron are very limited and consist of only financial counseling fees, home security and the incremental cost to the Company for personal use of Company motor vehicles and Company aircraft. Financial counseling fees paid by the Company in 2006 were as follows: D. J. O’Reilly, $21,025; S. J. Crowe, $14,304; P. J. Robertson, $17,451; G. L. Kirkland, $13,850; and J. S. Watson, $13,850. Generally, executives are not allowed to use the Company planes for personal use. For security reasons, the CEO has been requested to use the Company plane in most instances, and on a very limited basis, the CEO has authorized the personal use of Company aircraft for other key executives if it is in relation to, and part of, a trip that is business related. For 2006, the incremental cost to the Company for the personal use of Company

Executive Compensation (Continued)

aircraft was $64,023 for D. J. O’Reilly and $13,716 for P. J. Robertson. Incremental cost was determined by multiplying the operating hours attributable to personal use by the average estimated direct operating costs and the addition of crew costs for overnight lodging and meals and airport landing fees, as applicable.

GRANTS OF PLAN-BASED AWARDS

								All Other	All Other
								Stock	Option	Exercise
								Awards:	Awards:	or Base	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Number of	Price of	Fair Value
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Shares	Securities	Option	of Stock
								of Stock	Underlying	Awards	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	($/Sh)	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#) (3)	(4)	(5)
		—	$1,980,000	—
D. J. O’Reilly	3/23/2006				16,000	64,000	128,000	0			$3,034,880
	3/23/2006								400,000	$56.63	$5,096,000
		—	$431,250	—
S. J. Crowe	3/23/2006				3,000	12,000	24,000	0			$569,040
	3/23/2006								75,000	$56.63	$955,500
		—	$855,000	—
P. J. Robertson	3/23/2006				6,750	27,000	54,000	0			$1,280,340
	3/23/2006								170,000	$56.63	$2,165,800
		—	$560,000	—
G. L. Kirkland	3/23/2006				5,000	20,000	40,000	0			$948,400
	3/23/2006								125,000	$56.63	$1,592,500
		—	$560,000	—
J. S. Watson	3/23/2006				5,000	20,000	40,000	0			$948,400
	3/23/2006								125,000	$56.63	$1,592,500

(1)	MIP is an annual incentive plan that pays a cash award for performance and is paid in the first April following the performance year. See “Compensation Discussion and Analysis — Short-Term Incentive (Management Incentive Plan)” for a detailed description of MIP awards. Actual 2006 performance year awards are shown in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. The plan does not provide for a minimum (threshold) or maximum awards. Awards are based on corporate, reporting unit or strategic business unit performance and individual performance. Awards are determined by multiplying salary at year-end with the target percentage for the named executive officer’s salary grade, multiplied by corporate fund rating (which typically ranges from 50 to 200 percent), multiplied by reporting unit or strategic business unit rating (which typically ranges from 60 percent to 120 percent), multiplied by an individual leadership performance factor (which typically ranges from zero to 150 percent). Target amounts were computed using approved target salary grade percents, as follows: D. J. O’Reilly; 120 percent, S. J. Crowe, 75 percent; P. J. Robertson, 90 percent; G. L. Kirkland, 80 percent; and J. S. Watson, 80 percent and assuming all other ratings are 100 percent.

(2)	Expressed in number of performance shares under the Long-Term Incentive Plan (LTIP). The cash payout, if any, occurs at the end of the three-year performance period (January 2006 to December 2008) in an amount equal to the number of shares multiplied by the 20-day trailing average price of Chevron Stock at the end of the performance period multiplied by a performance modifier. The performance modifier is based on the Corporation’s Total Stockholder Return (TSR) ranking for the three-year period compared to the TSR of each company in the Corporation’s peer group (BP p.l.c., ExxonMobil Corporation, Royal Dutch Shell p.l.c., and ConocoPhillips). The modifier for the Corporation’s ranking from best TSR to lowest TSR is: 200 percent, 150 percent, 100 percent, 50 percent or zero percent. If the difference between the Chevron TSR and the TSR of any higher or lower member of the peer group is less than one percentage point (rounded to one decimal point), the modifier will be the average of the sum of all the modifiers for Chevron and for such other member(s) of the peer group that fall less than one percentage point (rounded to one decimal point) higher or lower than Chevron. The “Threshold” represents the lowest possible payout with a modifier of 25 percent.

(3)	Options granted under the LTIP on March 23, 2006. Options have a ten year term and vest 33.33 percent at each anniversary of the date of grant for three years.

(4)	The exercise price is the closing price of Chevron Stock on the March 23, 2006 grant date.

(5)	The grant date fair value was determined under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS 123R) for financial reporting purposes. For a discussion of the determination of fair value of stock options under FAS 123R, see Note 22 “Stock Options and Other Share-Based Compensation” to the Corporation’s Consolidated Financial Statements contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006. For a discussion of the determination of fair value for performance shares, see Note 2 to the “Summary Compensation Table” above.

Executive Compensation (Continued)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
			Equity						Equity Incentive
			Incentive				Market	Equity Incentive	Plan Awards:
			Plan Awards:				Value of	Plan Awards:	Market or
	Number of	Number of	Number of			Number of	Shares or	Number of	Payout Value of
	Securities	Securities	Securities			Shares or	Units of	Unearned	Unearned
	Underlying	Underlying	Underlying			Units of Stock	Stock That	Shares, Units or	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option	Option	That Have	Have Not	Other Rights	Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Not Vested	Vested	That Have	That Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	(#)	($)	Not Vested (#)	Vested ($) (10)
		400,000(1)		$56.6300	3/23/2016			236,000(5)	$26,029,620
	141,666	283,334(2)		$56.7600	6/29/2015
	306,666	153,334(3)		$47.0550	6/30/2014
D. J. O’Reilly	460,000			$36.7000	6/25/2013
	400,000			$43.1250	6/26/2012
	300,000			$44.2750	10/31/2011
	300,000			$40.7500	10/25/2010
		75,000(1)		$56.6300	3/23/2016			34,000(6)	$3,750,030
	26,666	53,334(2)		$56.7600	6/29/2015
	28,000	14,000(3)		$47.0550	6/30/2014
	42,000			$36.7000	6/25/2013
S. J. Crowe	34,000			$43.1250	6/26/2012
	34,000			$44.2750	10/31/2011
	34,000			$40.7500	10/25/2010
	24,200			$44.9375	10/27/2009
		170,000(1)		$56.6300	3/23/2016	34,708(4)	$2,552,079	95,000(7)	$10,478,025
	60,000	120,000(2)		$56.7600	6/29/2015
	133,333	66,667(3)		$47.0550	6/30/2014
	200,000			$36.7000	6/25/2013
P. J. Robertson	160,000			$43.1250	6/26/2012
	120,000			$44.2750	10/31/2011
	66,000			$40.7500	10/25/2010
	66,000			$44.9375	10/27/2009
	66,000			$39.5625	10/27/2008
		125,000(1)		$56.6300	3/23/2016	14,555(4)	$1,070,229	56,000(8)	$6,176,520
G. L. Kirkland	38,333	76,667(2)		$56.7600	6/29/2015
	60,000	30,000(3)		$47.0550	6/30/2014
	90,000			$36.7000	6/25/2013
	66,000			$43.1250	6/26/2012
		125,000(1)		$56.6300	3/23/2016	26,870(4)	$1,975,751	65,000(9)	$7,169,175
	38,333	76,667(2)		$56.7600	6/29/2015
J. S. Watson	80,000	40,000(3)		$47.0550	6/30/2014
	120,000			$36.7000	6/25/2013
	91,000			$43.1250	6/26/2012

(1)	Stock options vest at the rate of 33.33 percent per year, with the vesting dates of 3/23/07, 3/23/08 and 3/23/09.

(2)	Stock options vest at the rate of 33.33 percent per year, with the vesting dates of 6/29/06, 6/29/07 and 6/29/08.

(3)	Stock options vest at the rate of 33.33 percent per year, with the vesting dates of 6/30/05, 6/30/06 and 6/30/07.

(4)	Includes restricted stock units granted on 6/25/03 and the dividend equivalents reinvested as additional restricted stock units. Fifty percent of the restricted stock units vest on 6/25/07 and 50 percent vest on 6/25/11.

(5)	Includes performance shares which vest at the end of the three-year performance period. 64,000 shares vest on 12/31/08, 66,000 shares vest on 6/30/08 and 106,000 shares vest on 6/30/07.

(6)	Includes performance shares which vest at the end of the three-year performance period. 12,000 shares vest on 12/31/08, 13,000 shares vest on 6/30/08 and 9,000 shares vest on 6/30/07.

(7)	Includes performance shares which vest at the end of the three-year performance period. 27,000 shares vest on 12/31/08, 28,000 shares vest on 6/30/08 and 40,000 shares vest on 6/30/07.

(8)	Includes performance shares which vest at the end of the three-year performance period. 20,000 shares vest on 12/31/08, 18,000 shares vest on 6/30/08 and 18,000 shares vest on 6/30/07.

(9)	Includes performance shares which vest at the end of the three-year performance period. 20,000 shares vest on 12/31/08, 18,000 shares vest on 6/30/08 and 27,000 shares vest on 6/30/07.

Executive Compensation (Continued)

(10)	The performance modifier for the last payout (July 2003—June 2006 performance period) was 125 percent, which exceeded the threshold. The estimated payout value is based on the next higher performance measure, or 150 percent. The estimated value also uses the 12/29/06 Chevron Stock closing price of $73.53. The estimated payout value might not necessarily reflect the final payout. The final payout will be based on the performance modifier and the 20-day trailing average Chevron Stock price, both of which will be determined at the end of the three year performance period when the grant vests. Footnote (2) of the Grants of Plan-Based Awards table describes the calculation of the final payout.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting (#)	Vesting ($)
Name	(#)	($)	(6)	(6)
D. J. O’Reilly	487,200(1)	$9,323,427	132,500	$7,801,600
S. J. Crowe	50,200(2)	$1,091,589	11,250	$662,400
P. J. Robertson	70,000(3)	$1,475,432	50,000	$2,944,000
G. L. Kirkland	164,000(4)	$4,019,225	22,500	$1,324,800
J. S. Watson	180,400(5)	$3,980,978	33,750	$1,987,200

(1)	Consists of 70,000 shares from the exercise of stock options granted in 1997, 117,200 shares from the exercise of stock options granted in 1998 and 300,000 shares from the exercise of stock options granted in 1999.

(2)	Consists of 26,000 shares from the exercise of stock options granted in 1997 and 24,200 shares from the exercise of stock options granted in 1998.

(3)	All 70,000 shares were from the exercise of stock options granted in 1997.

(4)	Consists of 49,000 shares from the exercise of stock options granted in 1999, 49,000 shares from the exercise of stock options granted in 2000 and 66,000 shares from the exercise of stock options granted in 2001.

(5)	Consists of 24,200 shares from the exercise of stock options granted in 1998, 24,200 shares from the exercise of stock options granted in 1999, 66,000 shares from the exercise of stock options granted in 2000 and 66,000 shares from the exercise of stock options granted in 2001.

(6)	Reflects the payout of the performance shares granted in 2003 for performance period July 2003 through June 2006. The performance shares were paid in cash. The payout amount is equal to the number of shares multiplied by the 20-day trailing average price of Chevron Stock at the end of the performance period ($58.88) multiplied by the performance modifier of 125 percent. The performance modifier is based on the Corporation’s Total Stockholder Return (TSR) ranking for the three-year period compared to the TSR of each company in the Corporation’s peer group (BP p.l.c., ExxonMobil Corporation, Royal Dutch Shell p.l.c., and ConocoPhillips). The modifier for the Corporation’s ranking from best TSR to lowest TSR is: 200 percent, 150 percent, 100 percent, 50 percent or zero percent. If the difference between the Chevron TSR and the TSR of any higher or lower member of the peer group is less than one percentage point (rounded to one decimal point), the modifier will be the average of the sum of all the modifiers for Chevron and for such other member(s) of the peer group that fall less than one percentage point (rounded to one decimal point) higher or lower than Chevron. For the three-year performance period ended June 2006, Chevron ranked number two on TSR compared to the other members of the peer group. However, the difference of the lower member of the peer group was less than one percentage point, which resulted in a modifier of 125 percent for the payout of Chevron performance shares granted in 2003.

Executive Compensation (Continued)

PENSION BENEFITS TABLE

				Payments
			Present	During
			Value of	Last
		Number of Years	Accumulated	Fiscal
Name	Plan Name	Credited Service(1)	Benefit	Year
D. J. O’Reilly	Chevron Retirement Plan Chevron Retirement Restoration Plan	35	$ 1,439,750 $36,200,144	$0
S. J. Crowe	Chevron Retirement Plan Chevron Retirement Restoration Plan	34	$ 1,329,910 $ 5,897,022	$0
P. J. Robertson	Chevron Retirement Plan Chevron Retirement Restoration Plan	34	$ 1,378,979 $15,271,454	$0
G. L. Kirkland	Chevron Retirement Plan Chevron Retirement Restoration Plan	31	$ 1,034,741 $ 6,965,277	$0
J. S. Watson	Chevron Retirement Plan Chevron Retirement Restoration Plan	25	$ 597,136 $ 4,445,904	$0

(1)	Credited service is generally the period that an employee is a participant in the plan for which he or she is an eligible employee and receives pay from a participating company. It is not Chevron’s policy to grant extra years of credited service to participants. However, credited service may include similar service with certain companies acquired in the past by Chevron. Credited service does not include service prior to July 1, 1986 during which certain employees were under age 25. Only D.J. O’Reilly, G. L. Kirkland, and J. S. Watson have such pre-age 25 service. Their actual years of service are as follows: D. J. O’Reilly, 37 years; G. L. Kirkland, 32 years; J. S. Watson, 26 years. Benefits are lower because the years of service between date of hire and age 25 are excluded from the benefit calculation.

Total Pension Benefit Payable to the Named Executive Officers

Employees who meet the age, service, and other requirements of Chevron’s pension plans are eligible for a pension after retirement. Plans are different in each country where Chevron operates. In the United States, generally all U.S. salaried employees participate in the Chevron Retirement Plan which is a defined benefit pension plan that is intended to be tax-qualified under Internal Revenue Code section 401(a). The Retirement Restoration Plan is an unfunded nonqualified defined benefit pension plan that is designed to provide benefits comparable to those provided by the Chevron Retirement Plan but which cannot be paid from the Chevron Retirement Plan because of Internal Revenue Code limitations on benefits and earnings and the fact Chevron Success Sharing (bonus) awards for broad based employees are covered by the Chevron Retirement Plan but Management Incentive Plan awards for executives are not. Executives are eligible for benefits from both the Chevron Retirement Plan and the Restoration Retirement Plan.

The Chevron Retirement Restoration Plan benefit is paid when employment ends and is a lump sum equivalent of a single-life annuity calculated as follows: the full age-65 single life annuity is the sum of the Management Incentive Plan awards and the base salary earnings for the years 2004, 2005 and 2006, divided by 36, times the benefit accrual service used by the Chevron Retirement Plan, times the 1.6 percent annual accrual rate of the Chevron Retirement Plan minus the Social Security Offset of the Chevron Retirement Plan. The full age-65 single life annuity is reduced for early retirement at zero percent per year to age 60, at five percent per year from age 60 to age 50 and actuarially below age 50, and then converted into an actuarially equivalent single lump sum equivalent. The Internal Revenue Code applicable interest rate and applicable mortality table are used for converting from a single life annuity to an actuarially equivalent single lump sum equivalent. Covered compensation for the

Executive Compensation (Continued)

named executive officers applicable to the aggregate of both plans includes the highest average salary and Management Incentive Plan awards. On December 31, 2006, the covered compensation was: D. J. O’Reilly, $5,095,833; S. J. Crowe, $1,072,917; P. J. Robertson, $2,356,667; G. L. Kirkland, $1,520,167; and J. S. Watson, $1,668,333. The same calculation is made for the Chevron Retirement Plan benefit, except that the monthly average base salary for 2004, 2005, and 2006, as limited by the Internal Revenue Code compensation limitation, is used. Covered compensation on December 31, 2006 for all of the named executive officers for the Chevron Retirement Plan benefit, after reflecting the Internal Revenue Code compensation limitation, was $211,667. The Retirement Restoration Plan benefit is equal to the full benefit lump sum equivalent when employment ends reduced by the Chevron Retirement Plan benefit lump sum equivalent when employment ends.

A single life annuity is the normal form of benefit under the Chevron Retirement Plan, but retirees may also elect to receive an equivalent lump sum payment instead of an annuity. A joint and survivor annuity, life and term-certain annuity and uniform income annuity options are also available under the Chevron Retirement Plan. Retirees may elect to receive the Retirement Restoration Plan lump sum payment in a single payment or a fixed number of annual installments.

A participant is eligible for an early retirement benefit if he or she is vested on the date employment ends. Generally, a participant is vested after completing five years of Vesting and Eligibility Service. All named executive officers are eligible for an early retirement benefit. The age 65 benefit is reduced by early retirement discount factors of five percent per year from age 60 to age 50 and actuarially reduced below age 50 as prescribed by the Plans. The lump sum equivalent and optional annuity forms of payment are calculated by multiplying the early retirement benefit by actuarial factors, based on age, in effect on the benefit calculation date. The Retirement Restoration Plan commences when employment ends. Employees can elect to have their Chevron Retirement Plan benefit commence prior to normal retirement age, which is age 65, but no earlier than when employment ends.

The named executive officers made the following Chevron Retirement Restoration Plan distribution elections: D. J. O’Reilly, P. J. Robertson and J. S. Watson, a lump sum commencing in the first January that is at least one year following separation from service; S. J. Crowe and G. L. Kirkland, five annual installments commencing in the first quarter that is at least one year following separation from service.

The Pension Benefits table shows the present value of the accumulated benefit as of December 31, 2006. This is the present value of the benefit determined as though the participant retires at the earliest age when participants may retire without any benefit reduction due to age (age 60, or current age if older, for the named executive officers), using service and compensation as of December 31, 2006. This present value is then discounted with interest to the date used for financial reporting purposes. Except for the assumption that the retirement age is the earliest retirement without a benefits reduction, the assumptions used to compute the present value of accumulated benefits are the assumptions used for financial reporting purposes on December 31, 2006. These assumptions include the discount rate of 5.75 percent; lump sums based on an interest rate of five percent, the Internal Revenue Code applicable mortality table, and an election rate of 90 percent for Chevron Retirement Plan participants and 100 percent for Retirement Restoration Plan participants; and for life annuities the RP2000 mortality table projected 14 years.

Executive Compensation (Continued)

NONQUALIFIED DEFERRED COMPENSATION(1)

	Executive	Registrant	Aggregate
	Contributions	Contributions	Earnings	Aggregate	Aggregate
	in the Last	in the Last	in the Last	Withdrawals/	Balance at Last
Name	Fiscal Year(2)	Fiscal Year(3)	Fiscal Year(4)	Distributions(5)	Fiscal Year End(6)
D. J. O’Reilly	$630,250	$112,067	$2,040,971	—	$8,472,168
S. J. Crowe	$221,250	$26,650	$358,457	—	$2,460,980
P. J. Robertson	$14,308	$57,233	$901,507	—	$6,110,005
G. L. Kirkland	$9,192	$36,767	$89,350	—	$381,825
J. S. Watson	$9,308	$37,233	$698,698	—	$3,348,502

(1)  Values reported in the table above are for the Deferred Compensation Plan for Management Employees (DCP) and Employee Savings Investment Restoration Plan (ESIP-RP). The DCP provides for deferrals of up to 90 percent of Management Incentive Plan awards and Long-Term Incentive Plan performance shares, and up to 40 percent of salary. Participants are required to defer all salary in excess of the Internal Revenue Code Section 162(m) limit. The DCP is non-funded.

DCP deferrals are tracked with reference to 10 different funds which are designated by the Management Compensation Committee of the Board of Directors and which are also available in the Employee Savings Investment Plan. Participants may transfer into and out of funds daily, except that they may not make opposite-way transfers within 60 days.

Insiders may only transact in the Chevron Stock Fund during a 20-business day period that begins on the third business day after the release of quarterly earnings (an “Insider Trading Window”). Deferrals for Section 16 insiders who elect that their deferrals be tracked with reference to Chevron Stock are, upon deferral, tracked with reference to the Vanguard Federal Money Market Fund. At the close of the Insider Trading Window, the balance of the Vanguard Federal Money Market Fund is transferred to the Chevron Stock Fund. The 2006 annual rate of return for the Vanguard Federal Money Market Fund is 4.81 percent.

DCP funds and their annual rates of return, as of December 31, 2006, are: Vanguard Institutional Index Fund, 15.78 percent; Vanguard Prime Money Market Fund, 4.88 percent; Vanguard Windsor II Fund, 18.25 percent; Vanguard PRIMECAP Fund, 12.30 percent; Vanguard Developed Markets Index Fund, 26.18 percent; and Chevron Stock Fund, 33.82 percent. In parallel with the changes made to the qualified ESIP, in September 2006, plan balances for the Vanguard Balanced Index Fund, Vanguard Extended Market Index Fund, Vanguard Total Stock Market Index Fund, and Vanguard Total Bond Market Index Fund were converted to Vanguard Balanced Signal Shares, Vanguard Extended Market Signal Shares, Vanguard Total Stock Market Signal Shares, and Vanguard Total Bond Market Signal Shares. Average annual total returns are not available for these funds because they have not been in existence for at least a year.

DCP payments are made after the end of employment in up to 10 annual installments. Participants who terminated prior to 2006 could elect up to 15 annual installments. Amounts tracked in Chevron Stock are paid in stock and all other amounts are paid in cash. Participants may elect payment to commence as early as the quarter that is 12 months following separation from service and no later than age 70 1/2. Payment elections for the named executive officers are: D. J. O’Reilly: 10 annual installments commencing in the first quarter that is at least one year following separation from service; S. J. Crowe: five annual installments commencing in the first quarter that is at least one year following separation from service; P. J. Robertson: 10 annual installments commencing in the first quarter that is at least one year following separation from service; G. L. Kirkland: three annual installments commencing in the first quarter that is at least one year following separation from service; and J. S. Watson: lump sum commencing in the first January that is at least one year following separation from service.

If a plan participant engages in misconduct, DCP balances related to awards made under the Long-Term Incentive Plan or the Management Incentive Plan on or after June 29, 2005 may be forfeited. The definition of misconduct includes conduct that requires an accounting restatement due to material noncompliance, disclosing Company proprietary information or intellectual property, failing to return Company property upon termination of employment, engaging in competition with the Company within twelve months following termination of employment, failing to inform a new employer of the former Company employee’s confidentiality obligations, inducing Company employees or customers to cease work or breach a contract with the Company, engaging in conduct that is not in good faith and interferes with the Company’s business or reputation and committing embezzlement, fraud or theft with respect to Company property.

The ESIP-RP provides for the company contribution that would have been paid in the qualified ESIP except that the participants’ earnings are above the Internal Revenue Code 401(a)(17) limit. A minimum two percent deferral on base pay over the tax code’s annual compensation limit is required in order to receive a company contribution in the ESIP-RP. Contributions are tracked in phantom Chevron Stock units. Participants receive phantom dividends on these units, based on the dividend rate as is earned on the Company’s common stock. Plan balances may be forfeited if a participant engages in misconduct.

Accounts are paid out in cash, commencing as early as the quarter that is 12 months following separation from service and no later than age 70 1/2, in up to 10 or 15 annual installments, similar to the DCP. Payment elections for the named executive officers are: D. J. O’Reilly: 10 annual installments commencing in the first quarter that is at least one year following separation from service; S. J. Crowe: five annual installments commencing in the first quarter that is at least one year following separation from service; P. J. Robertson: 10 annual installments commencing in the first quarter that is at least one year following separation from service; G. L. Kirkland: three annual installments commencing in the first quarter that is at least one year following separation from service for amounts deferred after 2004, and five annual installments commencing in the first quarter that is at least one year following separation from service for amounts deferred prior to 2005; and J. S. Watson: lump sum commencing in the first January that is at least one year following separation from service.

(2)  Reflects salary deferrals in 2006. (No named executive officer deferred MIP or LTIP award amounts.) These amounts are also included in the “Salary” that is reported in the Summary Compensation Table.

(3) Represents ESIP-RP contributions by the Company for 2006. These amounts are also reflected in “All Other Compensation” in the Summary Compensation Table.

(4) Represents the difference between DCP and ESIP-RP balances at December 31, 2006 and December 31, 2005, less salary deferrals and ESIP-RP contributions.

(5) In-service withdrawals are not permitted from the DCP or the ESIP-RP.

(6) Represents DCP and ESIP-RP balances at December 31, 2006.

Executive Compensation (Continued)

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The named executive officers in Chevron do not have employment contracts or any special guaranteed payments due upon retirement, nor are they eligible for enhanced severance or acceleration of outstanding equity grants in the event of a Change-in-Control of the Corporation.

D. J. O’Reilly**

	Termination for
	Any Reason
	Other than
	Death, Disability	Termination due	Termination	Termination for
Executive Benefits and Payments Upon Termination	or Cause(1)	to Disability	due to Death(2)	Cause(3)
Compensation:
Base Salary	$0	$0	$0	$0
Management Incentive Plan	$0	$0	$0	$0
Severance	$0	$0	$0	$0
Long-Term Incentives
Stock Options
Unvested and Accelerated	$8,811,029	$8,811,029	$8,811,029	$0
Restricted Stock Units
Unvested and Accelerated	$0	$0	$0	$0
Performance Shares (Unvested and Accelerated)
2004-2007 (July-June)	$7,794,180	$7,794,180	$7,794,180	$0
2005-2008 (July-June)	$4,852,980	$4,852,980	$4,852,980	$0
2006-2008 (Jan.-Dec.)	$0	$0	$0	$0
Benefits and Perquisites:
Post Retirement Health Care	$73,000	$73,000		$73,000
Life Insurance Proceeds	$126,000	$126,000	$3,300,000	$126,000
Office and Secretarial Services	$175,000	$175,000
Total:	$21,832,189	$21,832,189	$24,758,189	$199,000

(1)	Includes Normal or Early Retirement and Voluntary or Involuntary (other than for cause) Termination—including termination following a change-in-control. Chevron has no separate change-in-control program for named executive officers.

Acceleration of options and performance shares under the LTIP is based on the number of age and service points at the time of retirement. D. J. O’Reilly has more than 90 points, which results in accelerated vesting of all outstanding LTIP grants held at least one year from the date of grant.

Stock option values are calculated based on the 12/29/2006 Chevron Stock price of $73.53. Accelerated options are exercisable for ten years from the grant date.

Performance share values are calculated based on the 12/29/2006 Chevron Stock price of $73.53 and a modifier of 100 percent. Final modifiers may be between zero and 200 percent based upon Total Stockholder Return at the end of the performance period. A lump sum cash payment is made at the end of the performance period.

(2)	The death benefit is no different than any other form of termination benefit (with the exception of the life insurance benefit payment). Benefit level is based on age and service points.

(3)	Termination for Cause results in cancellation of all outstanding LTIP grants, vested or unvested. For grants after 2005 which have been exercised, the Board has the ability to claw-back any gains. The definition of misconduct includes conduct that requires an accounting restatement due to material noncompliance, disclosing Company proprietary information or intellectual property, failing to return Company property upon termination of employment, engaging in competition with the Company within twelve months following termination of employment, failing to inform a new employer of the former Company employee’s confidentiality obligations, inducing Company employees or customers to cease work or breach a contract with the Company, engaging in conduct that is not in good faith and interferes with the Company’s business or reputation and committing embezzlement, fraud or theft with respect to Company property.

**	D. J. O’Reilly is eligible for early retirement benefits from the Chevron Retirement Plan upon termination and the Chevron Retirement Restoration Plan in the first quarter that is 12 months following termination. The present value of accumulated benefits is disclosed in the Pension Benefits Table, and his payment election is disclosed in the Total Pension Benefit Payable to the named executive officers. D. J. O’Reilly is eligible for payment from the Nonqualified Deferred Compensation Plans in the first quarter that is 12 months following termination. The aggregate balance at 12/31/2006 is disclosed in the Nonqualified Deferred Compensation table and his payment elections are disclosed in footnote 1 of the Nonqualified Deferred Compensation table.

Executive Compensation (Continued)

S. J. Crowe**

	Termination for
	Any Reason
	Other than
	Death, Disability	Termination due	Termination	Termination for
Executive Benefits and Payments Upon Termination	or Cause(1)	to Disability	due to Death(2)	Cause(3)
Compensation:
Base Salary	$0	$0	$0	$0
Management Incentive Plan	$0	$0	$0	$0
Severance	$0	$0	$0	$0
Long-Term Incentives
Stock Options
Unvested and Accelerated	$1,265,061	$1,265,061	$1,265,061	$0
Restricted Stock Units
Unvested and Accelerated	$0	$0	$0	$0
Performance Shares (Unvested and Accelerated)
2004-2007 (July-June)	$661,770	$661,770	$661,770	$0
2005-2008 (July-June)	$955,890	$955,890	$955,890	$0
2006-2008 (Jan.-Dec.)	$0	$0	$0	$0
Benefits and Perquisites:
Post Retirement Health Care	$79,000	$79,000		$79,000
Life Insurance Proceeds	$38,000	$38,000	$1,150,000	$38,000
Office and Secretarial Services	$0	$0	$0	$0
Total:	$2,999,721	$2,999,721	$4,032,721	$117,000

(1)	Includes Normal or Early Retirement and Voluntary or Involuntary (other than for cause) Termination—including termination following a change-in-control. Chevron has no separate change-in-control program for named executive officers.

Acceleration of options and performance shares under the LTIP is based on the number of age and service points at the time of retirement. S. J. Crowe has more than 90 points, which results in accelerated vesting of all outstanding LTIP grants held at least one year from the date of grant.

Stock option values are calculated based on the 12/29/2006 Chevron Stock price of $73.53. Accelerated options are exercisable for ten years from the grant date.

Performance share values are calculated based on the 12/29/2006 Chevron Stock price of $73.53 and a modifier of 100 percent. Final modifiers may be between zero and 200 percent based upon Total Stockholder Return at the end of the performance period. A lump sum cash payment is made at the end of the performance period.

(2)	The death benefit is no different than any other form of termination benefit (with the exception of the life insurance benefit payment). Benefit level is based on age and service points.

(3)	Termination for Cause results in cancellation of all outstanding grants, vested or unvested. For grants after 2005 which have been exercised, the Board has the ability to claw-back any gains. The definition of misconduct includes conduct that requires an accounting restatement due to material noncompliance, disclosing Company proprietary information or intellectual property, failing to return Company property upon termination of employment, engaging in competition with the Company within twelve months following termination of employment, failing to inform a new employer of the former Company employee’s confidentiality obligations, inducing Company employees or customers to cease work or breach a contract with the Company, engaging in conduct that is not in good faith and interferes with the Company’s business or reputation and committing embezzlement, fraud or theft with respect to Company property.

**	S. J. Crowe is eligible for early retirement benefits from the Chevron Retirement Plan upon termination and the Chevron Retirement Restoration Plan in the first quarter that is 12 months following termination. The present value of accumulated benefits is disclosed in the Pension Benefits Table, and his payment election is disclosed in the Total Pension Benefit Payable to named executive officers. S. J. Crowe is eligible for payment from the Nonqualified Deferred Compensation Plans in the first quarter that is 12 months following termination. The aggregate balance at 12/31/2006 is disclosed in the Nonqualified Deferred Compensation table and his payment elections are disclosed in footnote 1 of the Nonqualified Deferred Compensation table.

Executive Compensation (Continued)

P. J. Robertson**

	Termination for
	Any Reason
	Other than
	Death, Disability	Termination due	Termination	Termination for
Executive Benefits and Payments Upon Termination	or Cause(1)	to Disability(2)	due to Death(2)	Cause(3)
Compensation:
Base Salary	$0	$0	$0	$0
Management Incentive Plan	$0	$0	$0	$0
Severance	$0	$0	$0	$0
Long-Term Incentives
Stock Options
Unvested and Accelerated	$3,777,409	$3,777,409	$3,777,409	$0
Restricted Stock Units
Unvested and Accelerated	$0	$997,214	$997,214	$0
Performance Shares (Unvested and Accelerated)
2004-2007 (July-June)	$2,941,200	$2,941,200	$2,941,200	$0
2005-2008 (July-June)	$2,058,840	$2,058,840	$2,058,840	$0
2006-2008 (Jan.-Dec.)	$0	$0	$0	$0
Benefits and Perquisites:
Post Retirement Health Care	$73,000	$73,000		$73,000
Life Insurance Proceeds	$73,000	$73,000	$1,900,000	$73,000
Office and Secretarial Services	$175,000	$175,000	$0	$0
Total:	$9,098,449	$10,095,663	$11,674,663	$146,000

(1)	Includes Normal or Early Retirement and Voluntary or Involuntary (other than for cause) Termination—including termination following a change-in-control. Chevron has no separate change-in-control program for named executive officers.

Acceleration of options and performance shares under the LTIP is based on the number of age and service points at the time of retirement. P. J. Robertson has more than 90 points, which results in accelerated vesting of all outstanding LTIP grants held at least one year from the date of grant.

Stock option values are calculated based on the 12/29/2006 Chevron Stock price of $73.53. Accelerated options are exercisable for ten years from the grant date.

Performance share values are calculated based on the 12/29/2006 Chevron Stock price of $73.53 and a modifier of 100 percent. Final modifiers may be between zero and 200 percent based upon Total Stockholder Return at the end of the performance period. A lump sum cash payment is made at the end of the performance period.

(2)	P. J. Robertson received a retention grant of 31,000 (split adjusted) restricted stock units in 2003 that vest 50 percent on 6/25/07 and 50 percent on 6/25/11. Termination due to death or disability results in pro-rata vesting of his restricted stock unit grant. Payment is made in stock during the next Insider Trading Window following the termination event. All other compensation is identical to what would be received as a result of termination based on 90 or more age and service points (with the exception of the life insurance benefit payment).

(3)	Termination for Cause results in cancellation of all outstanding grants, vested or unvested. For grants after 2005 which have been exercised, the Board has the ability to claw-back any gains. The definition of misconduct includes conduct that requires an accounting restatement due to material noncompliance, disclosing Company proprietary information or intellectual property, failing to return Company property upon termination of employment, engaging in competition with the Company within twelve months following termination of employment, failing to inform a new employer of the former Company employee’s confidentiality obligations, inducing Company employees or customers to cease work or breach a contract with the Company, engaging in conduct that is not in good faith and interferes with the Company’s business or reputation and committing embezzlement, fraud or theft with respect to Company property.

**	P. J. Robertson is eligible for early retirement benefits from the Chevron Retirement Plan upon termination and the Chevron Retirement Restoration Plan in the first quarter that is 12 months following termination. The present value of accumulated benefits is disclosed in the Pension Benefits Table, and his payment election is disclosed in the Total Pension Benefit Payable to the named executive officers. P. J. Robertson is eligible for payment from the Nonqualified Deferred Compensation Plans in the first quarter that is 12 months following termination. The aggregate balance at 12/31/2006 is disclosed in the Nonqualified Deferred Compensation table and his payment elections are disclosed in footnote 1 of the Nonqualified Deferred Compensation table.

Executive Compensation (Continued)

G. L. Kirkland**

	Termination for
	Any Reason
	Other than
	Death, Disability	Termination due	Termination	Termination for
Executive Benefits and Payments Upon Termination	or Cause(1)	to Disability(2)	due to Death(2)	Cause(3)
Compensation:
Base Salary	$0	$0	$0	$0
Management Incentive Plan	$0	$0	$0	$0
Severance	$0	$0	$0	$0
Long-Term Incentives
Stock Options
Unvested and Accelerated	$718,539	$718,539	$718,539	$0
Restricted Stock Units
Unvested and Accelerated	$0	$418,165	$418,165	$0
Performance Shares (Unvested and Accelerated)
2004-2007 (July-June)	$1,102,950	$1,102,950	$1,102,950	$0
2005-2008 (July-June)	$661,770	$661,770	$661,770	$0
2006-2008 (Jan.-Dec.)	$0	$0	$0	$0
Benefits and Perquisites:
Post Retirement Health Care	$96,000	$96,000		$96,000
Life Insurance Proceeds	$41,000	$41,000	$1,400,000	$41,000
Office and Secretarial Services	$0	$0	$0	$0
Total:	$2,620,259	$3,038,424	$4,301,424	$137,000

(1)	Includes Normal or Early Retirement and Voluntary or Involuntary (other than for cause) Termination—including termination following a change-in-control. Chevron has no separate change-in-control program for named executive officers.

Acceleration of options and performance shares under the LTIP is based on the number of age and service points at the time of retirement. G. L. Kirkland has more than 75 points, which results in pro-rata vesting of all outstanding LTIP grants held at least one-year from the date of grant.

Stock option values are calculated based on the 12/29/2006 Chevron Stock price of $73.53. The accelerated stock options have the lesser of five-years or remaining term to exercise.

Performance share values are calculated based on the 12/29/2006 Chevron Stock price of $73.53 and a modifier of 100 percent. Final modifiers may be between zero and 200 percent based upon Total Stockholder Return at the end of the performance period. A lump sum cash payment is made at the end of the performance period.

(2)	G. L. Kirkland received a retention grant of 13,000 (split adjusted) restricted stock units in 2003 that vest 50 percent on 6/25/07 and 50 percent on 6/25/11. Termination due to death or disability results in pro-rata vesting of his restricted stock unit grant. Payment is made in stock during the next Insider Trading Window following the termination event. All other compensation is identical to what would be received as a result of termination based on 75 age and service points (with the exception of the life insurance benefit payment).

(3)	Termination for Cause results in cancellation of all outstanding grants, vested or unvested. For grants after 2005 which have been exercised, the Board has the ability to claw-back any gains. The definition of misconduct includes conduct that requires an accounting restatement due to material noncompliance, disclosing Company proprietary information or intellectual property, failing to return Company property upon termination of employment, engaging in competition with the Company within twelve months following termination of employment, failing to inform a new employer of the former Company employee’s confidentiality obligations, inducing Company employees or customers to cease work or breach a contract with the Company, engaging in conduct that is not in good faith and interferes with the Company’s business or reputation and committing embezzlement, fraud or theft with respect to Company property.

**	G. L. Kirkland is eligible for early retirement benefits from the Chevron Retirement Plan upon termination and the Chevron Retirement Restoration Plan in the first quarter that is 12 months following termination. The present value of accumulated benefits is disclosed in the Pension Benefits Table, and his payment election is disclosed in the Total Pension Benefit Payable to the named executive officers. G. L. Kirkland is eligible for payment from the Nonqualified Deferred Compensation Plans in the first quarter that is 12 months following termination. The aggregate balance at 12/31/2006 is disclosed in the Nonqualified Deferred Compensation table and his payment elections are disclosed in footnote 1 of the Nonqualified Deferred Compensation table.

Executive Compensation (Concluded)

J. S. Watson**

	Termination for
	Any Reason
	Other than
	Death, Disability	Termination due	Termination	Termination for
Executive Benefits and Payments Upon Termination	or Cause(1)	to Disability(2)	due to Death(2)	Cause(3)
Compensation:
Base Salary	$0	$0	$0	$0
Management Incentive Plan	$0	$0	$0	$0
Severance	$0	$0	$0	$0
Long-Term Incentives
Stock Options
Unvested and Accelerated	$850,914	$850,914	$850,914	$0
Restricted Stock Units
Unvested and Accelerated	$0	$772,065	$772,065	$0
Performance Shares (Unvested and Accelerated)
2004-2007 (July-June)	$1,654,425	$1,654,425	$1,654,425	$0
2005-2008 (July-June)	$661,770	$661,770	$661,770	$0
2006-2008 (Jan.-Dec.)	$0	$0	$0	$0
Benefits and Perquisites:
Post Retirement Health Care	$128,000	$128,000		$128,000
Life Insurance Proceeds	$31,000	$31,000	$1,400,000	$31,000
Office and Secretarial Services	$0	$0	$0	$0
Total:	$3,326,109	$4,098,174	$5,339,174	$159,000

(1)	Includes Normal or Early Retirement and Voluntary or Involuntary (other than for cause) Termination—including termination following a change-in-control. Chevron has no separate change-in-control program for named executive officers.

Acceleration of options and performance shares under the LTIP is based on the number of age and service points at the time of retirement. J. S. Watson has more than 75 points, which results in pro-rata vesting of all outstanding LTIP grants held at least one-year from the date of grant.

Stock option values are calculated based on the 12/29/2006 Chevron Stock price of $73.53. The accelerated stock options have the lesser of five years or remaining term to exercise.

Performance share values are calculated based on the 12/29/2006 Chevron Stock price of $73.53 and a modifier of 100 percent. Final modifiers may be between zero and 200 percent based upon Total Stockholder Return at the end of the performance period. A lump sum cash payment is made at the end of the performance period.

(2)	J. S. Watson received a retention grant of 24,000 (split adjusted) restricted stock units in 2003 that vest 50 percent on 6/25/07 and 50 percent on 6/25/11. Termination due to death or disability results in pro-rata vesting of his restricted stock unit grant. Payment is made in stock during the next Insider Trading Window following the termination event. All other compensation is identical to what would be received as a result of termination based on 75 age and service points (with the exception of the life insurance benefit payment).

(3)	Termination for Cause results in cancellation of all outstanding grants, vested or unvested. For grants after 2005 which have been exercised, the Board has the ability to claw-back any gains. The definition of misconduct includes conduct that requires an accounting restatement due to material noncompliance, disclosing Company proprietary information or intellectual property, failing to return Company property upon termination of employment, engaging in competition with the Company within twelve months following termination of employment, failing to inform a new employer of the former Company employee’s confidentiality obligations, inducing Company employees or customers to cease work or breach a contract with the Company, engaging in conduct that is not in good faith and interferes with the Company’s business or reputation and committing embezzlement, fraud or theft with respect to Company property.

**	J. S. Watson is eligible for early retirement benefits from the Chevron Retirement Plan upon termination and the Chevron Retirement Restoration Plan in the first quarter that is 12 months following termination. The present value of accumulated benefits is disclosed in the Pension Benefits Table, and his payment election is disclosed in the Total Pension Benefit Payable to the named executive officers. J. S. Watson is eligible for payment from the Nonqualified Deferred Compensation Plans in the first quarter that is 12 months following termination. The aggregate balance at 12/31/2006 is disclosed in the Nonqualified Deferred Compensation table and his payment elections are disclosed in footnote 1 of the Nonqualified Deferred Compensation table.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2006 with respect to the Chevron equity compensation plans:

				Number of securities
				remaining available for
	Number of securities to be	Weighted-average		future issuance under
	issued upon exercise of	exercise price of		equity compensation plans
	outstanding options,	outstanding options,		(excluding securities
	warrants and rights	warrants and rights		reflected in column (a))
Plan Category(1)	(a)	(b)		(c)
Equity compensation plans approved by security holders(2)	44,041,069 (3)	$47.97	(4)	134,455,224 (5)
Equity compensation plans not approved by security holders(6)	2,554,728 (7)	$38.16	(8)	(9)
Total	46,595,797	$47.71	(10)	134,455,244

(1)	The table does not include information for employee benefit plans of Chevron and subsidiaries intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code and certain foreign employee benefit plans which are similar to Section 401(a) plans. Section 401(a) plans can generally be described as retirement plans intended to meet the tax qualification requirements of the Internal Revenue Code.

The table also does not include information for equity compensation plans assumed by Chevron in mergers and securities outstanding thereunder at December 31, 2006. The number of securities to be issued upon exercise of outstanding options, warrants and rights under plans assumed in mergers and outstanding at December 31, 2006 was 12,946,162 and the weighted-average exercise price (excluding restricted stock units and other rights for which there is no exercise price) was $47.72. No further grants or awards can be made under these assumed plans; however, certain of the assumed plans provide for restoration options when Chevron Stock or stock equivalents are tendered as consideration for the exercise price of the outstanding stock option grants.

(2)	Consists of two plans: the Chevron Corporation Long-Term Incentive Plan (LTIP) and the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan. Stock options, restricted stock, restricted stock units and performance shares are awarded under the LTIP. Employee stock purchase plan shares are issued under the sub-plans of the LTIP for certain non-US locations. Restricted stock, restricted stock units and retainer stock options are awarded under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(3)	Consists of 43,620,324 stock options (including retainer stock options), 216,889 restricted stock units and 203,856 stock units.

There are no outstanding rights under the non-US employee stock purchase plans as of December 31, 2006.

(4)	The price reflects the weighted average exercise price of stock options under the LTIP and the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(5)	A revised and restated LTIP was approved by the stockholders on April 28, 2004. The maximum number of shares that can be issued under the revised and restated LTIP is 160,000,000. The LTIP has 133,951,835 securities that remain available for issuance. Awards granted under the revised and restated LTIP that are settled in cash or that are deferred under the Deferred Compensation Plan will not deplete the maximum number of shares that can be issued under the plan.

The Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan has 503,389 securities that remain available for issuance. Total shares for which awards may be granted under the plan will not exceed 800,000 shares.

(6)	This category consists of two plans: the Chevron Corporation 1998 Stock Option Program for U.S. Dollar Payroll Employees (1998 Stock Option Program) (described in Note 22, “Stock Options and Other Share-Based Compensation” of Notes to the Consolidated Financial Statements contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006) and the Deferred Compensation Plan (which allows eligible employees to defer receipt of certain compensation until retirement or termination of employment).

(7)	1,201,959 stock options were outstanding as of December 31, 2006 under the 1998 Stock Option Program. The 1998 Stock Option Program is a broad based stock option plan adopted by the Board of Directors of the Company on January 28, 1998, effective February 11, 1998, under which a one-time grant of stock options was made to each eligible employee to purchase between 200 and 600 shares at an exercise price of $38.16 per share. Outstanding options vested under the plan on February 11, 2002, and expire on the earlier of February 11, 2008 or 180 days after the date the option holder’s employment with the Company ends. No further options can be granted under the 1998 Stock Option Program.

1,352,769 Chevron Stock Fund units were allocated to participant accounts as of December 31, 2006 under the Deferred Compensation Plan. The Deferred Compensation Plan is intended to qualify as an unfunded ERISA pension plan maintained by an employer for a select group of management or highly compensated employees, as described in 26 C.F.R. § 2520.104-23(d). The plan allows participants to defer receipt of earned salary and awards under certain Corporation benefit plans and to invest such deferred amounts in a range of deemed investment alternatives, including, but not limited to, investment in notional units valued with reference to a Chevron Stock Fund. A participant may elect to transfer amounts already credited to his or her deferral account among any of the available investment funds by following the procedures prescribed by the Management Compensation Committee. A participant’s deferral account is distributed in cash, except that amounts valued with reference to the Chevron Stock Fund will be distributed in stock.

(8)	Represents the exercise price for outstanding options under 1998 Stock Option Program. There is no exercise price for outstanding rights under the Deferred Compensation Plan.

(9)	No further options can be granted under the 1998 Stock Option Program.

Current provisions of the Deferred Compensation Plan do not provide for a limitation on the number of shares available under the plan. The total actual distributions under the Deferred Compensation Plan was 198,662 shares in 2006 and 255,828 shares in 2005.

(10)	The price reflects the weighted average exercise price of stock options under LTIP, the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, and the 1998 Stock Option Program.

Directors’ Compensation

Chevron’s compensation for non-employee Directors is designed to be competitive with Chevron’s peer group (major global energy competitors and major capital intensive international companies across industries), link rewards to business results and stockholder returns and facilitate increased ownership of Chevron Stock. Chevron does not have a retirement plan for non-employee Directors. Chevron’s Executive Officers are not paid additional compensation for their services as Directors.

The Board Nominating and Governance Committee is responsible for evaluating and recommending to the independent members of the Board the compensation for non-employee Directors, and the independent members of the Board set the compensation. The executive officers have no role in determining or recommending the amount or form of compensation. The Board Nominating and Governance Committee retained an independent compensation consultant, Pearl Meyer & Partners, to provide comparative data with respect to major companies in the energy industry as well as major capital-intensive international companies spanning a wide range of industries and to recommend the form and amount of compensation.

The following is a description of the 2006 annual compensation for non-employee Directors, including the equity based compensation granted under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan:

CASH COMPENSATION OR RETAINER STOCK OPTIONS, AT THE DIRECTOR’S ELECTION

•	$75,000 annual retainer

•	$10,000 additional annual retainer for each Board Committee chairperson

•	In lieu of any portion of the foregoing cash retainer, Directors could elect to receive retainer stock options exercisable for that number of shares of Chevron Stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of an option on the date of grant. Elections were made in an insider trading window period in the year preceding the date of grant of the retainer options. The retainer options have an exercise price based on the closing price of Chevron Stock on the date of grant, become vested for half of the award six months following the date of grant with the remaining half on the 12-month anniversary of the grant and become exercisable on the first anniversary of the date of grant and have a term of ten years. For 2006, retainer stock options were granted in June and covered the retainer period July 1, 2006 through June 30, 2007. Beginning in 2007, options will be granted on the date of the Annual Meeting of Stockholders and will cover the one year retainer period following the grant date.

EQUITY COMPENSATION

•	800 shares of restricted stock granted on April 26, 2006, the date of the Annual Meeting, which are subject to forfeiture if the Director does not serve for a minimum of five years following the date of grant (except where the Director dies, reaches mandatory retirement age, becomes disabled, changes primary occupation or enters government service). For grants prior to 2007, dividends are paid in cash or additional shares of restricted stock, at the Director’s election. With respect to any grants in 2007 or beyond, dividends will only be paid in additional shares of restricted stock.

•	2,000 stock units plus an additional number of stock units representing $25,000 worth of Chevron Stock granted on April 26, 2006, the date of the Annual Meeting. Each stock unit represents the right to receive one share of Chevron Stock. Stock units receive dividend equivalents that are paid in additional stock units. Following the time the Director no longer serves as a Director, Chevron Stock will be distributed in satisfaction of outstanding stock units in one or ten annual installments

Directors’ Compensation (Continued)

for compensation granted after December 31, 2004, and one to ten annual installments for compensation granted prior to January 1, 2005. Stock units are not subject to forfeiture.

DEFERRALS OF CASH COMPENSATION

Directors may defer any portion of the annual cash retainer under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan. Deferral elections are made in an insider trading window period in the calendar year preceding the calendar year in which the cash retainer to be deferred is earned. Deferrals are credited, pursuant to the Director’s election, into accounts tracked with reference to the same investment fund options available to participants in the Chevron Employee Savings Investment Plan, including a Chevron Stock fund. Distribution from the plan is in cash except for amounts valued with reference to a Chevron Stock fund, which are distributed in shares of Chevron Stock. Distribution will be made in one or 10 annual installments for compensation deferred after December 31, 2004, and distributions will be made in one to 10 annual installments for compensation deferred prior to January 1, 2005. Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.

EXPENSES

Non-employee Directors are reimbursed for out-of-pocket expenses incurred in connection with the business and affairs of Chevron.

CHANGES TO 2007 COMPENSATION

Beginning with the 2007 annual meeting of stockholders, the Board determined to change the non-employee Directors’ compensation to $290,000 per Director with 40 percent of the compensation to be payable in cash and 60 percent to be payable in restricted stock units (the number of stock units determined by dividing the dollar amount by the closing stock price of Chevron Stock on the last trading day before the annual stockholders’ meeting) with no grant of restricted stock. The restricted stock units will be subject to forfeiture (except where the Director dies, reaches mandatory retirement age, becomes disabled, changes primary occupation or enters government service) until the earlier of 12 months or the first annual stockholders’ meeting following the date of grant and will be payable in shares of Chevron Stock upon vesting, subject to a Director’s election to defer the distribution to retirement. Directors will still be able to receive stock options in lieu of any portion of the cash retainer, each Committee Chairperson will continue to receive an additional $10,000 in cash compensation and Directors will continue to be reimbursed for out-of-pocket expenses in connection with Chevron business. The Board amended the Director ownership guidelines under the Corporate Governance Guidelines to strive for ownership of at least 7 times the annual cash retainer or 15,000 shares of stock and/or stock units after 5 years of service as a Director.

Directors’ Compensation (Continued)

NON-EMPLOYEE DIRECTOR COMPENSATION DURING THE FISCAL YEAR ENDED DECEMBER 31, 2006

Amounts shown for each Director vary due to service as a Committee Chairperson for all or a portion of the year and due to the election to receive cash or stock options for all or a portion of the annual retainer. The $75,000 ($85,000 for a Committee Chairperson) annual retainer is paid in cash on a monthly basis. However, Directors electing to receive stock options in lieu of all or a portion of the retainer for 2005 received stock options on June 29, 2005 for the retainer period July 1, 2005 through June 30, 2006, and, for 2006, received stock options on June 28, 2006 covering the retainer period July 1, 2006 through June 30, 2007, which are included in the table under the “Option Awards” column.

	Fees Earned				All Other
Name	or Paid in Cash		Stock Awards(7)	Option Awards(8)	Compensation	Total
Samuel H. Armacost	$85,000(1)		$175,093	—	—	$260,093
Linnet F. Deily	$65,625(2)		$155,075	$9,916(2)	—	$230,616
Robert E. Denham	$75,000(3)		$169,743	—	—	$244,743
Robert J. Eaton	—		$175,093	$84,766(1)	(9)	$264,674
Sam Ginn	$77,500(1	)(3)	$175,093	—	—	$252,593
Carla A. Hills	$28,333(1	)(3)(4)	$20,018	—	—	$48,351
Franklyn G. Jenifer	$75,000(3)		$175,093	—	$20,936(9)(10)	$271,029
Sam Nunn	$42,500(1	)(3)(5)	$175,093	$43,655(5)	(9)	$266,063
Donald B. Rice	$75,000		$155,075	—	—	$230,075
Charles R. Shoemate	—		$175,093	$84,766(1)	(9)	$264,674
Ronald D. Sugar	$75,000(3)		$163,322	—	—	$238,322
Carl Ware	$48,750(3	)(6)	$175,093	$27,306(6)	—	$251,149

(1)	Amount includes the additional retainer for serving as a Board Committee Chairperson, which has been prorated for Mr. Eaton, Mr. Ginn, Mrs. Hills and Mr. Shoemate, each of whom served as a Committee Chairperson for a portion of 2006.

(2)	Effective July 1, 2006, Ms. Deily received 75 percent of the retainer in cash and, at her election, 25 percent in the form of a stock option. Thus, the “Fees Earned or Paid in Cash” column represents all of the retainer paid in cash for the period January 1, 2006 through June 30, 2006 and 75 percent of the retainer paid in cash for the period July 1, 2006 through December 31, 2006. The retainer stock option covers the retainer period July 1, 2006 through June 30, 2007. The amount in the “Option Awards” column represents the aggregate proportionate fair value for retainer options that have been recognized as compensation costs for financial reporting purposes for the fiscal year ended December 31, 2006. See note 8 below for a description of how the fair value is calculated.

(3)	The Director has elected to defer some or all of the annual cash retainer under the Non-Employee Directors’ Equity Compensation and Deferral Plan in 2006. None of the earnings under the plan are above market or preferential.

(4)	Mrs. Hills retired from the Board on April 26, 2006.

(5)	Amount represents cash retainer received for the period July 1, 2006 through December 31, 2006. The retainer for the period January 1, 2006 through June 30, 2006 had been previously paid in the form of a retainer stock option granted in June 2005 for the period July 1, 2005 to June 30, 2006. The amount in the “Option Awards” column represents the aggregate proportionate fair value for retainer options that have been recognized as compensation costs for financial reporting purposes for the fiscal year ended December 31, 2006. See note 8 below for a description of how the fair value is calculated.

(6)	For the period July 1, 2005 through June 30, 2006, Mr. Ware had elected to receive 60 percent of the retainer in cash and 40 percent in the form of a retainer stock option. Thus, the “Fees Earned or Paid in Cash” column represents 60 percent of the retainer in cash for the period January 1, 2006 through June 30, 2006. The option portion of the retainer for the period January 1, 2006 through June 30, 2006 had been previously paid in the form of a retainer stock option granted in June 2005 for the period July 1, 2005 to June 30, 2006. Effective July 1, 2006, Mr. Ware received 70 percent of the retainer in cash and 30 percent in the form of a retainer stock option. Thus, the “Fees Earned or Paid in Cash” column also represents 70 percent of the retainer in cash for the period July 1, 2006 through December 31, 2006. The amount in the “Option Awards” column represents the aggregate proportionate fair value for retainer options that have been recognized as compensation costs for financial reporting purposes for the fiscal year ended December 31, 2006. See note 8 below for a description of how the fair value is calculated.

Directors’ Compensation (Concluded)

(7)	Amounts represent the aggregate proportionate fair value of shares of restricted stock granted in 2002 through 2006 and stock units granted in 2006 recognized as compensation costs for financial reporting purposes for the fiscal year ended December 31, 2006. The grant date fair value for each share or unit is based on the closing stock price of Chevron Stock on the date of grant. At December 31, 2006, the following Directors had the following number of shares of restricted stock, stock units from the annual grant and stock units from a Director’s deferral of cash retainer under the Non-Employee Directors’ Equity Compensation and Deferral Plan (excluding amounts deferred into accounts tracked with reference to investment funds other than the Chevron Stock fund), respectively: Mr. Armacost, 18,110, 13,987 and zero; Ms. Deily, 819, 2,474 and zero; Mr. Denham, 2,536, 7,868 and 3,673; Mr. Eaton, 4,371, 15,944 and 4,187; Mr. Ginn, 6,336, 20,918 and 5,821; Mrs. Hills, zero, 11,512, and 501; Dr. Jenifer, 4,371, 13,987 and 6,800; Sen. Nunn, 4,371, 13,987 and 4,707; Dr. Rice, 800, 2,474 and zero; Mr. Shoemate, 4,328, 13,987 and 4,146; Dr. Sugar, 1,665, 5,096 and 2,132; and Mr. Ware, 5,339, 13,987 and 303.

(8)	For Director’s electing retainer stock options in lieu of all or a portion of the annual cash retainer, options were granted on June 29, 2005 for the retainer period July 1, 2005 to June 30, 2006 and on June 28, 2006 for the retainer period July 1, 2006 to June 30, 2007. Amounts represent the aggregate proportionate fair value for retainer options elected by certain Directors in lieu of all or a portion of the annual cash retainer for the periods 2005 and 2006 that have been recognized as compensation costs for financial reporting purposes for the fiscal year ended December 31, 2006. Costs are recognized based on the grant-date fair value determined under the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS 123R). The grant-date fair value of each option is calculated using the Black-Scholes model. Retainer options granted on June 29, 2005 have an exercise price of $56.76 and a grant-date fair value of $11.66. The assumptions used in the Black-Scholes model to calculate this grant-date fair value were: an expected life of 6.4 years, a volatility rate of 24.5 percent, a risk-free interest rate of 3.8 percent and a dividend yield of 3.4 percent. Retainer options granted on June 28, 2006 have an exercise price of $61.36 and a grant-date fair value of $13.40. The assumptions used in the Black-Scholes model to calculate this grant-date fair value were: an expected life of 6.4 years, a volatility rate of 23.4 percent, a risk-free interest rate of 5.16 percent and a dividend yield of 3.52 percent.

The following Directors received retainer options for the following number of shares of Chevron Stock in 2005 and 2006, respectively: Ms. Deily, zero and 1,456; Mr. Eaton, 6,607 and 6,791; Sen. Nunn, 7,488 and zero; Mr. Shoemate, 6,607 and 6,791; and Mr. Ware, 2,643 and 1,747. At December 31, 2006, the following Directors had the following number of retainer stock options: Ms. Deily, 1,456; Mr. Eaton, 20,031; Sen. Nunn, 20,912; and Mr. Ware, 9,762.

Stock options are exercisable for that number of shares of Chevron Stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of an option. The 2006 options were granted on June 28, 2006, which was the date the Board Nominating and Governance Committee approved the grant. However, since the Committee used the Black-Scholes value as of June 12, 2006, the grant-date fair value calculated under FAS 123R for the table varies slightly from the value used by the Committee on the grant date. In the future, the Committee intends to use the Black-Scholes value calculated on the date of grant.

(9)	The Director is a participant in the Directors’ Charitable Gift Program, which was established by Texaco Inc. and, following the merger of Texaco Inc. and the Corporation, has been continued by the Corporation solely with respect to former Directors of Texaco. The Program provides for the payment, upon a participating Director’s death, of $1 million to a tax exempt organization designated by the Director and that is not incompatible with the Corporation’s philanthropic philosophy. Prior to the merger, Texaco purchased insurance policies for future gift payouts for the participating Directors under which each policy covered two Directors with the Corporation receiving the $2 million insurance proceeds upon the death of the second of the two Directors covered by each policy. Participants receive no financial benefit from the program because the Company receives all insurance proceeds and charitable deductions. The Corporation did not pay any premiums in 2006 since the premiums were fully funded by the accumulated cash value of the policies. Accordingly, no compensation is deemed paid to any participating Director.

At December 31, 2006, the following Directors had the following number of stock units attributed to the Texaco Inc. Director and Employee Deferral Plan: Mr. Eaton, 1,957; Dr. Jenifer, 5,933; Sen. Nunn, 7,684; and Mr. Shoemate, 6,002. Following the time the Director no longer serves as a Director, Chevron Stock will be distributed in satisfaction of outstanding stock units.

The Director is a participant in the Texaco Group Personal Umbrella Liability Insurance benefit for Directors and Officers. The value of this Company paid benefit is $4,815 in 2006.

(10)	Dr. Jenifer received, in 2006, a $16,121 distribution under the Pension Plan for Directors of Texaco Inc., which was frozen effective October 31, 1995 with no further benefits accruing after that date. At December 31, 2006, Dr. Jenifer had a remaining principal balance of $60,903.

Stock Ownership Information

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table shows the ownership interest in Chevron Stock as of March 7, 2007 for (i) one holder of more than five percent of our outstanding Common Stock; (ii) each non-employee Director and Director nominee and each of our named executive officers and (iii) all non-employee Directors and Director nominee and all executive officers as a group.

Name	Shares Beneficially		Stock		Percent of
(“•” denotes a non-employee Director/Director nominee)	Owned(1)		Units(2)	Total(3)	Class
Capital Research and Management Company(4)	129,864,410		0	129,864,410	6%
Samuel H. Armacost•	28,510	(5)	13,987	42,497	*
Stephen J. Crowe	292,401		5,104	297,505	*
Linnet F. Deily•	869		2,474	3,343	*
Robert E. Denham•	6,936		11,908	18,844	*
Robert J. Eaton•	49,099	(5)	20,131	69,230	*
Sam Ginn•	23,294		27,106	50,400	*
Franklyn G. Jenifer•	14,617		26,904	41,521	*
George L. Kirkland	324,896		19,615	344,511	*
Sam Nunn•	25,931		26,795	52,726	*
David J. O’Reilly	1,532,876		117,439	1,650,315	*
Donald B. Rice•	29,750		2,474	32,224	*
Peter J. Robertson	919,832		52,594	972,426	*
Kevin W. Sharer•	0		0	0	*
Charles R. Shoemate•	13,671		24,135	37,806	*
Ronald D. Sugar•	1,665		7,596	9,261	*
Carl Ware•	14,854		14,318	29,172	*
John S. Watson	387,964		57,525	445,489	*
Non-employee Directors, Director Nominee and executive officers as a group (22 persons)	4,517,124		487,971	5,005,095	*

*	Less than one percent

(1)	In accordance with SEC rules, amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days as follows: 247,866 shares for Mr. Crowe, 20,031 shares for Mr. Eaton, 295,999 shares for Mr. Kirkland, 20,912 shares for Sen. Nunn, 1,441,665 shares for Mr. O’Reilly, 861,999 shares for Mr. Robertson, 8,015 shares for Mr. Ware, 370,999 shares for Mr. Watson, and 3,986,754 shares for all Directors and all executive officers as a group. For executive officers, the amounts shown include shares held in trust under the Employee Savings Investment Plan or the Texaco Supplemental Thrift Plan. For non-employee Directors, the amounts shown include shares of restricted stock awarded under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(2)	Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Chevron Stock, since the value of each unit is measured by the price of Chevron Stock. For non-employee Directors, these are stock units awarded under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan and the Texaco Inc. Director and Employee Deferral Plan and may ultimately be paid in shares of Chevron Stock. For executive officers, these include stock units awarded under the LTIP or deferred under the Chevron Deferred Compensation Plan for Management Employees and may ultimately be paid in shares of Chevron Stock. Also for executive officers, these include stock units under the ESIP Restoration Plan that will ultimately be paid in cash.

(3)	Amounts shown include the individual’s shares beneficially owned as described in Note 1 plus the individual’s stock units owned as described in Note 2.

(4)	Based on information set forth in a Schedule 13G filed with the SEC on February 12, 2007 by Capital Research and Management Company, 333 South Hope Street, Los Angeles, CA 90071.

(5)	Includes the following number of shares held in the name of the family members: Mr. Armacost, 2,200 shares and Mr. Eaton, 3,080 shares.

Stock Ownership Information (Concluded)

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires Directors and executive officers to file, with the SEC, the NYSE and Chevron, reports of initial ownership and changes in ownership of Chevron equity securities. Based solely on a review of the reports furnished to Chevron, we believe that during 2006 all of our Directors and executive officers timely filed all reports they were required to file under Section 16(a).

Ratification of Independent Registered
Public Accounting Firm
_ _
(Item 2 on the proxy form)

The Audit Committee, which is composed entirely of independent Directors, has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the consolidated financial statements of Chevron and its subsidiaries for 2007 and Chevron’s management assessment of and the effectiveness of internal control over financial reporting. Your Board has endorsed this appointment. PricewaterhouseCoopers previously audited the consolidated financial statements of Chevron during the two years ended December 31, 2006 and Chevron’s management assessment of and the effectiveness of internal control over financial reporting as of December 31, 2006. During each of the two years ended December 31, 2006 and 2005, PricewaterhouseCoopers provided both audit and non-audit services.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Corporation by PricewaterhouseCoopers for the years ended December 31, 2006 and 2005, were as follows (millions of dollars):

Services Provided	2006	2005

Audit	$23.1	$26.0
Audit Related	2.6	3.3
Tax	1.4	1.8
All Other	0.1	0.1

Total	$27.2	$31.2

The Audit fees for the years ended December 31, 2006 and 2005 were for the audits of the consolidated financial statements of the Corporation, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the SEC and Chevron’s management assessment of and the effectiveness of internal control over financial reporting.

The Audit Related fees for the years ended December 31, 2006 and 2005 were for assurance and related services for employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2006 and 2005 were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, tax services for employee benefit plans and requests for rulings or technical advice from tax authorities.

All Other fees for the years ended December 31, 2006 and 2005 included services rendered for software licenses, subscriptions, benchmark studies and surveys.

Ratification of Independent Registered
Public Accounting Firm (Concluded)

Audit Committee Pre-Approval Policies and Procedures

The 2006 audit and non-audit services provided by PricewaterhouseCoopers were approved by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the accounting firm’s independence.

The Audit Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by PricewaterhouseCoopers and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the accounting firm. The services and fees must be deemed compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have an opportunity to make statements if they desire and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will select another independent registered public accounting firm for the following year.

Your Board unanimously recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm.

Proposal to Amend Chevron’s
Certificate of Incorporation
(Item 3 on the proxy form)

PROPOSAL TO AMEND CHEVRON’S RESTATED CERTIFICATE OF INCORPORATION TO REPEAL THE SUPERMAJORITY VOTE PROVISIONS

Your Board, in its continuing review of corporate governance matters, has concluded that it is in the best interests of the Company’s stockholders to propose an amendment to the Company’s Restated Certificate of Incorporation (“Certificate of Incorporation”) to repeal the “supermajority vote provisions” (provisions requiring the affirmative vote of two-thirds of the outstanding shares for approval) and to request stockholder approval of that amendment.

Many investors and others have begun to view supermajority vote provisions as conflicting with principles of good corporate governance. Recognizing that supermajority vote requirements can be beneficial in some circumstances, your Board has determined that there nevertheless are good reasons for repealing the supermajority vote requirements in our Certificate of Incorporation. For example, a supermajority vote requirement can limit the stockholders’ ability to effect change, in that such a requirement essentially provides a veto to a large minority of stockholders. Moreover, providing a lower threshold for stockholder votes can increase the ability of stockholders to participate effectively in the Company’s corporate governance. Accordingly, upon reviewing the supermajority vote provisions in the Company’s Certificate of Incorporation, and weighing the advantages and disadvantages of such provisions, the Board has concluded that it is in the best interests of our stockholders to repeal the supermajority vote requirements.

The Certificate of Incorporation currently contains the following three supermajority vote provisions:

1.	Article VII—requires the affirmative vote of two-thirds of the outstanding shares of Common Stock or a majority of the outstanding shares excluding any shares owned by a 10% stockholder in order to proceed with an “extraordinary transaction” (as defined in Article VII) if a “Fairness Committee” of the Board (which is automatically established during any period there is a 10% stockholder) determines that it is not in the best interests of the Company and its stockholders to proceed without the ratification by the stockholders;

2.	Article VII, paragraph 6—requires the affirmative vote of two-thirds of the outstanding shares of Common Stock to amend or repeal any provision of Article VII; and

3.	Article VIII, paragraph 4—requires the affirmative vote of two-thirds of the outstanding shares of Common Stock to change or repeal any provision of Article VIII. Article VIII requires no less than thirty days’ notice of a stockholders’ meeting or any business to be conducted at such meeting and requires that any action by stockholders must be taken at an annual or special meeting.

The Board has adopted resolutions approving and declaring the advisability of an amendment to the Certificate of Incorporation, subject to stockholder approval, to (1) repeal Article VII in its entirety, (2) repeal Article VIII, paragraph 4 and (3) adopt a new Restated Certificate of Incorporation reflecting the foregoing. The actual text of the new Restated Certificate of Incorporation reflecting these amendments and the necessary conforming changes in the numbering and cross-references in the Certificate of Incorporation is set forth in Appendix A, with deletions indicated by strikeout and additions indicated by underline.

Proposal to Amend Chevron’s
Certificate of Incorporation (Concluded)

Under the Delaware General Corporation Law, any amendment to our Certificate of Incorporation must first be approved by our Board and then recommended to and approved by our stockholders.

Vote Necessary to Approve the Amendment and Effectiveness

The affirmative vote of the holders of 66 2/3 percent of the outstanding shares of all Chevron Stock entitled to a vote at the Annual Meeting is required for approval of this proposal. Shares not present at the meeting (not represented in person or by proxy) and shares voting “abstain” effectively count as votes against the amendment. Under Article VII, the affirmative vote of the holders of 66 2/3 percent of the outstanding shares of all Chevron Stock entitled to vote at the Annual Meeting is required to repeal Article VII. Under Article VIII, paragraph 4, the affirmative vote of the holders of 66 2/3 percent of the outstanding shares of all Chevron Stock entitled to vote at the Annual Meeting is required to amend Article VIII. If this proposal is approved, the amendments to the Certificate of Incorporation will become effective upon filing the Restated Certificate of Incorporation with the Delaware Secretary of State.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the proposal to amend the Company’s Restated Certificate of Incorporation to repeal the supermajority vote provisions.

Stockholder Proposals

2007 QUALIFYING STOCKHOLDER PROPOSALS

Your Board welcomes dialogue on the topics presented in the stockholder proposals on the following pages. Chevron is continually striving to proactively and transparently communicate on these and other issues of interest to the Company and its stockholders. Some of the following stockholder proposals contain assertions about Chevron that we believe are incorrect. Your Board has not attempted to refute all these inaccuracies. However, your Board has seriously considered each proposal and recommended a vote based on the specific reasons as set forth in each Board response. Errors in the stockholder proposals were not corrected by the Company.

The Company received a number of proposals requesting specific reports. As a general principle, your Board opposes developing specially requested reports because producing such reports is an inefficient use of Company resources when the issues are addressed sufficiently through existing Company communication vehicles. Moreover, your Board believes that stockholders benefit from reading about these issues in the context of the other activities of the Company rather than in isolation. Many of the issues included in the following stockholder proposals are discussed in the Company’s Corporate Responsibility Report, the Company’s Annual Report and this proxy statement. Additional information on the Company’s corporate governance and corporate social responsibility philosophies and initiatives are available on its Web site at www.chevron.com.

Your Board urges stockholders to read the proxy statement, the Annual Report and the Corporate Responsibility Report, as well as the other information presented on the Chevron Web site.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Chevron’s Restated Certificate of Incorporation precludes taking actions on any proposal that is not included in the proxy statement unless the Board decides to waive the restriction.

If a stockholder wishes to present a proposal for action at the Annual Meeting in 2008, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Corporate Secretary no later than November 20, 2007. Proposals we receive after that date will not be included in the proxy statement or acted upon at the 2008 Annual Meeting. We urge stockholders to submit proposals by overnight mail addressed to Chevron Corporation, Attn: Corporate Secretary, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324, electronically by e-mail to corpgov@chevron.com or by facsimile to (925) 842-2846.

We will provide the name, address and share ownership of the stockholder submitting a qualifying proposal upon a stockholder’s oral or written request.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL TO REPORT ON HUMAN RIGHTS
(Item 4 on the proxy form)

WHEREAS

Transnational corporations operating in countries with repressive governments, civil conflict, weak rule of law, endemic corruption, or poor labor and environmental standards face serious risks to reputation and share value when they are seen as responsible for, or complicit in, human rights violations;

Our company has business operations in more than 180 nations, many of which have consistently been noted by the U.S. Department of State as violating basic human rights; (February 27, 2005, www.state.gov/g/drl/rls/hrrpt/2004);

In a recent speech, Chevron Chairman and CEO, David O’Reilly stated: “. . . as an industry, then, we are uniquely and powerfully positioned to deliver what millions of people worldwide long for-investment, jobs, a stable environment, healthy communities and a vibrant economy. This leadership must be rooted in action, not words. It is only through accountable, responsible leadership that the economic benefits of the energy we discover and produce will flow to stakeholders.” (Contributions of Petroleum to Sustainable Development: The View of an International Oil Company, Third OPEC International Seminar, Vienna Austria, September 13, 2006);

The adoption of a comprehensive, transparent and verifiable human rights policy based on the Universal Declaration of Human Rights and the International Labor Organization’s Core Labor Standards is foundational for the exercise of responsible leadership for our company. A definite plan of action would serve to enhance corporate reputation and shareholder value, improve employee, community and stakeholder relations, and reduce the risk of adverse publicity, consumer boycotts, divestment campaigns and law suits;

A comprehensive human rights policy would include, the right to equal opportunity and non-discriminatory treatment; right to security of persons; rights of workers, including the right to freedom of association and collective bargaining and a safe and healthy workplace; the rights of indigenous peoples; economic, social and cultural rights, including the right to development, adequate food and drinking water; the right to health and environmental protection;

The Human Rights Statement adopted last year by the Board of Directors does not address the full range of Chevron stakeholder concerns.

For instance, social and economic developments are absent, but they are central to the UN Declaration on Human Rights and to the concerns of Chevron stakeholders;

The Statement is also not transparent. It does not identify specific actions to prevent, investigate or mediate allegations against our Company, nor does it address responsibility and accountability for implementation. It does not identify the mechanism to monitor and evaluate the implementation of the values Chevron proclaims;

RESOLVED:

Shareholders request the Board to adopt a comprehensive, transparent, verifiable human rights policy and report to shareholders on the plan for implementation by October, 2007.

This report to be prepared at reasonable expense, omitting proprietary information.

SUPPORTING STATEMENT:

We believe that Shareholders made their concerns clear through the strong vote for this resolution in 2006. A comprehensive policy will benefit our Company by helping to ensure that we are not associated with human rights violations and the associated reputation and liability risks to shareholder value.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO REPORT ON HUMAN RIGHTS

Your Board believes that the intent of the proposal is already being accomplished through the Company’s Human Rights Statement and ongoing training, our stated support for universal human rights as articulated in The Chevron Way and the Company’s intention to continue to use the Corporate Responsibility Report to keep stockholders apprised of our efforts in this area. Therefore, your Board recommends that you vote AGAINST this proposal.

Support for universal human rights has long been, and will continue to be, a core value and an important part of the way Chevron conducts its business. Chevron adopted and published our Human Rights Statement in 2006. Grounded in The Chevron Way, the Statement expresses our commitment to supporting human rights for our employees and in the communities where we operate. The Statement also acknowledges our support for the ideals articulated in the Universal Declaration of Human Rights and the International Labor Organization’s Declaration of Fundamental Principles and Rights at Work. These Declarations include principles that have long underpinned The Chevron Way, including respect for diversity and non-discrimination.

Chevron also has a training program for our employees to further enhance their understanding of human rights. The training provides an overview of key international documents and voluntary initiatives, including the Voluntary Principles on Security and Human Rights and the Global Sullivan Principles. Training began in 2006 and to-date, over 1,000 employees have completed the training, including senior managers and supervisors. The Statement and training will continue to be rolled-out across Chevron’s operations over the next three years.

Although the ultimate responsibility for safeguarding human rights rests with governments, your Board believes that the Company plays an important role. To this end, Chevron works cooperatively with governments, civil society and communities wherever it operates and will continue to use our Human Rights Statement as a framework to guide our constructive engagement on human rights issues.

Your Board believes that The Chevron Way and our Human Rights Statement effectively articulate our long-standing support for, and continued commitment to, human rights, rendering the proposal duplicative and unnecessary. Therefore, your Board recommends that you vote AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL TO REPORT ON GREENHOUSE GAS EMISSIONS
(Item 5 on the proxy form)

WHEREAS, Chevron operates in 180 countries, most of which have ratified the Kyoto Protocol that obliges Annex I signatories (industrialized countries) to reduce national greenhouse gas (GHG) emissions below 1990 levels by 2012.

However, the Kyoto reduction targets may be inadequate to avert the most serious impacts of global warming. UK finance minister Gordon Brown says the EU should aim to reduce its carbon dioxide (CO2) emissions by 30% below 1990 levels by 2020 and by at least 60% by 2050; the UK’s reduction target, under Kyoto, is just 12.5% by 2012.

Since Kyoto was adopted, the urgent need for action to prevent the most damaging effects of climate change has become increasingly clear.

The 2006 Stern Review on the Economics of Climate Change, lead by the former chief economist at the World Bank, “... estimates that if we don’t act, the overall (worldwide) costs and risks of climate change will be equivalent to losing at least 5% of global GDP each year, now and forever.” In contrast, the costs of action would be about 1% of global GDP each year. While some may criticize this scenario, Nobel Prize economists have applauded this work, urging immediate responses.

Chevron has made incremental emissions reductions in its operations:

•	In 2005, Chevron met its goal of no net increase in GHG emissions from operations compared with 2004.

•	In 2005, 90% of its GHG emissions were from CO2. Combustion, flaring and venting remain the largest contributors to Chevron’s GHG emissions.

•	Chevron has developed the SANGEAtm system allowing Chevron to: account for and report all known operational sources of carbon dioxide (CO2), methane (CH4), and nitrous oxide (N2O) emissions; and estimate energy and fuel use in a comprehensive, systematic manner. It has also provided the software system to the American Petroleum Institute to enhance the voluntary reporting of GHG emissions.

•	Chevron switched to natural gas to generate electricity and steam to provide power for the company’s Wafra oil field in Kuwait and their Kern River oil field in California. These moves reduced CO2 emissions by more than 1 million metric tons per year, while also reducing air pollutants such as sulfur oxides and nitrogen oxides.

However, in 2005, GHG emissions from Chevron products totaled 374 million metric tons of CO2 equivalent, or 1.5% of global emissions, based on International Energy Agency estimates. This is approximately six times the amount of Chevron’s operational emissions.

Chevron has made progress in reducing operational emissions and introduced some new low-carbon products, but has yet to develop a comprehensive long term strategy to significantly reduce GHG emissions from operations and products.

Resolved: shareholders request that the Board of Directors publicly adopt quantitative goals, based on current and emerging technologies, for reducing total greenhouse gas emissions from the company’s products and operations below 1990 levels; and that the company report to shareholders by September 30, 2007, on its plans to achieve these goals. Such a report will omit proprietary information and be prepared at reasonable cost.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO REPORT ON GREENHOUSE GAS EMISSIONS

Chevron recognizes and shares the concerns of governments and the public about climate change. In response, Chevron took early action to create a comprehensive program to reduce greenhouse gas (GHG) emissions and increase energy efficiency. Moreover, the Company regularly communicates its progress in managing its GHG emissions in the Corporate Responsibility Report, making a special report on GHG emissions unnecessary and an inefficient use of Company resources. Therefore, your Board recommends that you vote AGAINST this proposal.

The Company’s comprehensive fourfold action plan sets forth our ongoing efforts to address climate change. Under the plan, now in its sixth year of implementation, we are:

•	Reducing emissions of GHG and increasing energy efficiency;

•	Investing in research, development and improved technology;

•	Pursuing business opportunities in promising, innovative energy technologies; and

•	Supporting flexible and economically sound policies and mechanisms that protect the environment.

Since 2004, the Company has set an annual GHG emissions goal for our corporate-wide operations as the basis for an emissions management plan that aligns with our fourfold climate change strategy. We met our GHG emissions goals for 2004, 2005 and 2006.

Chevron continues to make significant progress in managing GHG emissions. Our key achievements to date include:

•	From 1992 to 2006, we have improved our energy efficiency by 27 percent.

•	Chevron Energy Solutions Company saved its customers 177 million kilowatt hours of electricity and 1.2 billion cubic feet of natural gas during 2005.

•	Chevron is a leading producer of renewable energy in the oil and gas industry, and one of the largest producers of geothermal energy in the world. We now produce over 1,100 megawatts of renewable energy, primarily geothermal.

•	Chevron has made progress in managing its GHG emissions from flaring through the Sanha Condensate Project in Angola, which became operational in 2005 and will reduce GHG emissions by more than 2 million metric tons per year.

•	A further reduction in GHG emissions of more than one million metric tons of carbon dioxide per year has been achieved through switching to natural gas to generate electricity and steam at Kuwait’s Wafra oil field and California’s Kern River oil field.

From 2002 to 2006, the Company spent nearly $2 billion in renewable and alternative energy and efficiency technologies. In fact, Chevron spent almost $300 million in 2004 and 2005 in the development and commercialization of low-carbon energy technologies such as biofuels and geothermal. In 2006, Chevron invested in one of the first large-scale biodiesel plants to be built in the US, which will more than double the current US production volume of this clean-burning, renewable fuel. As of 2006, we have a biofuels business unit specifically dedicated to furthering advanced fuel technologies.

Chevron already has a comprehensive program in place to address GHG emissions and will continue to communicate its progress, including reporting its annual corporate-wide GHG emissions and goals in the Corporate Responsibility Report. Your Board believes that a special report on GHG emissions is unnecessary and an inefficient use of Company resources. Therefore, your Board recommends that you vote AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL ON AN ANIMAL WELFARE POLICY
(Item 6 on the proxy form)

RESOLVED, that the Board adopt and post an Animal Welfare Policy online which addresses the Company’s commitment to (a) reducing, refining and replacing its use of animals in research and testing, and (b) providing for the social and behavioral needs of those animals used in such research and testing, both by the Company itself and by all independently retained laboratories. Further, the shareholders request that the Board issue a report to shareholders on the extent to which in-house and contract laboratories are adhering to this policy, including the implementation of enrichment measures.

Supporting Statement:

The Boards of many companies have adopted and prominently published animal welfare policies on their Web sites committing to the care, welfare, and protection of animals used in product research and development. Our Company should be an industry leader with respect to animal welfare issues, and yet it has no publicly available animal welfare policy and is therefore below the industry standard.

The disclosure of atrocities recorded at Covance, Inc., an independent laboratory headquartered in Princeton, New Jersey,1 has made the need for a formalized, publicly available animal welfare policy that extends to all outside contractors all the more relevant, indeed urgent2. Filmed footage showed primates being subjected to such gross physical abuses and psychological torments that Covance sued to enjoin People for the Ethical Treatment of Animals in Europe from publicizing it. The Honorable Judge Peter Langan in the United Kingdom refused to stop PETA from publicizing the film and instead ruled in PETA’s favor. The Judge stated in his opinion that the “rough manner in which the animals are handled and the bleakness of the surroundings in which they are kept . . . even to a viewer with no particular interest in animal welfare, . . . cry out for explanation.”3

Shareholders cannot monitor what goes on behind the closed doors of the animal testing laboratories, so the Company must. Accordingly, we urge the Board to commit to promoting basic animal welfare measures as an integral part of our Company’s corporate stewardship.

We urge shareholders to support this Resolution.

1 PETA’s undercover investigator videotaped the systematic abuse of animals at Covance’s laboratory in Vienna, VA over a six month investigation.
2 In October 2005, Covance’s Director of Early Development stated that “We’ve worked with just about every major company around the world” (http://www.azcentral.com/arizonarepublic/
eastvalleyopinions/articles/1021cr-edi t21.html)
3 The case captioned Covance Laboratories Limited v. PETA Europe Limited was filed in the High Court of Justice, Chancery Division, Leeds District Registry, Claim No. 5C-00295. In addition to ruling in PETA’s favor, the Court ordered Covance to pay PETA £50,000 in costs and fees.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL ON AN ANIMAL WELFARE POLICY

Chevron’s limited use of animal testing is done to ensure the safety of our products in accordance with regulatory and legal requirements. The Company is firmly committed to ensuring that all animal research conducted on our products is performed in the most humane ways possible. Your Board believes that adopting a corporate animal welfare policy and producing a separate report are unwarranted and an inefficient use of Company resources, as Chevron supports animal welfare principles in spirit and, most importantly, in practice. Therefore, your Board recommends voting AGAINST this proposal.

Chevron conducts its worldwide operations with the highest regard to protecting people and the environment by working to ensure the safety of its products for its employees, customers, and the community. Chevron complies with all applicable laws in countries where it conducts business and has policies to manage the potential risks of its operations and products. Current regulations in the U.S., Canada, European Union, and many other countries require the Company to use laboratory animal methods.

Chevron does no in-house animal testing of mammals. The limited amount of laboratory testing is performed for the Company by qualified external laboratories and is required to ensure the health and safety of our products to the public. Chevron animal testing is primarily limited to a small number of chemical additives and lubricants per year.

We are committed to ensuring that all animal research conducted on our products is performed in the most humane way possible. Chevron carefully selects only accredited testing laboratories with highest regard for animal welfare including the quality of the laboratory facilities and staff, their accreditations, results of past governmental inspections, scientific record, staff training, safety procedures, and technical expertise. Additionally, we support scientific efforts and research to refine, reduce or replace the need for laboratory animals without compromising our principles of protecting people and the environment.

Furthermore, our contract toxicology laboratories are audited onsite by Chevron toxicologists to confirm the integrity of the testing procedures and the welfare of the research animals. Any indication of the misuse of animals is required to be reported immediately to the management of the testing laboratory and Chevron.

For both ethical and scientific reasons, good science requires that animals used in research are healthy and well cared for. Test animals for our studies are at all times under the direction and care of third-party trained veterinarians and their staff.

Given the limited scope of testing and the existence of long-standing and effective practices and regulations, adopting a corporate animal welfare policy and producing a separate report are neither warranted nor necessary. Your Board recommends voting AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL TO RECOMMEND AMENDMENT TO THE COMPANY BY-LAWS TO SEPARATE THE CEO/CHAIRMAN POSITIONS
(Item 7 on the proxy form)

RESOLVED, that stockholders Chevron Corporation (“Chevron”) ask the Board of Directors to submit for shareholder approval an amendment to the By-Laws as Amended June 29, 2005 and Effective August 1, 2005 (the “By-Laws”) to require that the Chairman of the Board shall be an independent director who has not previously served as an executive officer of Chevron.

This proposed By-Law amendment should be designed so as not to violate any contractual obligation. The amendment should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders, and (b) that compliance with the amendment is excused if no independent director is available and willing to serve as chairman.

Supporting Statement:

Chevron’s By-Laws specifically name Chevron’s chief executive officer as the Chairman of the Board. We believe this feature of Chevron’s By-Laws serves to entrench management and is inappropriate for a large, publicly traded corporation like Chevron.

It is difficult to overstate the importance of the board of directors in our system of corporate accountability. As the Conference Board Commission on Public Trust and Private Enterprise stated, “The ultimate responsibility for good corporate governance rests with the board of directors. Only a strong, diligent and independent board of directors that understands the key issues, provides wise counsel and asks management the tough questions is capable of ensuring that the interests of shareowners as well as other constituencies are being properly served.”

The responsibilities of a company’s board of directors include reviewing and approving management’s strategic and business plans; approving material transactions; assessing corporate performance; and selecting, evaluating, compensating and, if necessary, replacing the CEO (Report of the NACD Blue Ribbon Commission on Director Professionalism). Although the board and senior management may work together to develop long-range plans and relate to key constituencies, we believe the board’s responsibilities may sometimes bring it into conflict with the CEO.

In our opinion, when a CEO serves as board chairman, this arrangement may hinder the board’s ability to monitor the CEO’s performance. As Intel co-founder and former chairman Andrew Grove put it, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?”

We urge stockholders to promote independent board leadership and vote for this proposal.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO RECOMMEND AMENDMENT TO THE COMPANY BY-LAWS TO SEPARATE THE CEO/CHAIRMAN POSITIONS

Chevron’s By-Laws, as recently amended, provide the maximum flexibility to the Board in selecting the individual best suited to serve as Chairman of the Board. Amending the By-Laws to mandate that the Chairman be an independent Director would restrict this flexibility and is not in the best interests of the Company or the stockholders in light of our current governance structure. Therefore, your Board recommends that you vote AGAINST this proposal.

Your Board has a Lead Director who is an independent Director and who works with the Chairman in setting Board schedules, agendas for Board meetings and on other matters pertinent to the Company and the Board. The Lead Director also presides over executive sessions of the independent Directors following each regularly scheduled Board meeting.

The By-Laws provide for the annual election of the Chairman and thus requires that your Board annually determine the most appropriate person to serve as Chairman, which could result in the selection of an independent Chairman if the Board were to deem such a selection appropriate. Amending the By-Laws to mandate that the Chairman can never be the CEO would unduly restrict the Board’s ability to choose the most qualified person to serve as Chairman.

Based upon relevant, Company-specific facts and circumstances, your Board believes that, at present, it is in the best interest of the Company and stockholders for the Company’s current CEO to also serve as Chairman. Your Board believes that its role of providing independent oversight of management is best accomplished through its current governance structure, not by arbitrarily forcing a separation of the roles of the Chairman and the CEO. Chevron has an overwhelmingly independent Board, as twelve of the fourteen nominated Directors are independent under the NYSE rules and Chevron’s categorical standards. The independent Directors comprise the four standing Board Committees. As stated in the Corporate Governance Guidelines, Directors have full access to management and to information about the Company’s operation and to outside advisors.

Chevron’s By-Laws currently serve the interests of stockholders by providing the Board with the flexibility to choose the individual best suited to serve as Chairman. Amending the By-Laws to mandate that the Chairman be an independent director would eliminate this flexibility. Our strong corporate governance structure allows the Board to maintain effective oversight of management and thus, amending the By-Laws is unnecessary. Your Board recommends that you vote AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL TO AMEND THE BY-LAWS RELATING TO THE STOCKHOLDER RIGHTS PLAN POLICY
(Item 8 on the proxy form)

It is hereby RESOLVED that pursuant to Section 109 of the Delaware General Corporation Law, 8 Del. C. § 109, and Article VII of the Company’s By-Laws, Article I of the Company’s By-Laws, entitled “The Board of Directors,” is hereby amended to add a new “Section 6, Stockholder Rights Plan Policy,” as follows:

SECTION 6. Stockholder Rights Plan Policy.

(A)	Any decision by the Board: (i) to take any action inconsistent with the terms of the “Policy on Stockholder Rights Plans” that the Corporation had in effect on November 20, 2006 (“the Policy”); or (ii) to amend, repeal, or modify the Policy, shall require the affirmative vote of all the members of the Board of Directors.

(B)	Subsection (A) shall not apply to any decisions by the Board ratified by a vote of the stockholders.

(C)	Nothing in this Section shall be construed to permit or validate any decision or action that otherwise would be prohibited or invalid.

(D)	This By-law Amendment shall be effective immediately and automatically as of the date it is approved by the vote of stockholders in accordance with Article VII of the Corporation’s By-Laws.

Supporting Statement:

Statement of professor Lucian Bebchuk: The Board of Directors has adopted a “Policy on Stockholder Rights Plans” which the Company had in effect on November 20, 2006 and displayed on the Company’s website at:
http://www.chevron.com/investor/corporate_governance/gov_guidelines.asp#stockholder

My understanding is that the Policy generally provides that the Board will obtain prior stockholder approval of any stockholder rights plan, except under specifically prescribed limited circumstances, in which case the Board will submit the stockholder rights plan to stockholders for approval at the next stockholder meeting; and that the Policy also provides for the termination of a stockholder rights plan that is not approved by stockholders.

I believe that it would be undesirable, absent stockholder ratification, for the Board of Directors to decide (i) to amend, repeal or modify the Policy, or (ii) act inconsistently with the terms of the Policy. However, in my view, the default arrangements of existing state law do not provide sufficient constraints on such decisions. The proposed By-Law could in my view alleviate this concern by preventing such decisions when they are not supported by all the members of the Board of Directors.

I urge you to vote “yes” to support the adoption of this proposal.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO AMEND THE BY-LAWS RELATING TO THE STOCKHOLDER RIGHTS PLAN POLICY

Chevron’s current Policy on Stockholder Rights Plans, included in the Corporate Governance Guidelines, was overwhelmingly endorsed by our stockholders and effectively represents their interests. Requiring a unanimous vote of the Directors to amend, repeal or modify the Policy is contrary to good governance and could be detrimental to the interests of our stockholders by concentrating too much power in a single Director. Therefore, your Board recommends that you vote AGAINST this proposal.

At the 2004 Annual Meeting, our stockholders approved the Stockholder Rights Plan Policy by an 85 percent favorable vote. Your Board gave a great deal of consideration and significant weight to our investors’ concerns regarding the use of stockholder rights plans while drafting the Policy. Our stockholders’ strong level of support affirms that the Policy is responsive to, and effectively addresses, their concerns.

Stockholders have entrusted your Board with making sound fiduciary decisions to enhance Company value. Our Policy enables your Board to protect stockholders against abusive takeover tactics and ensure that each stockholder is treated fairly in an acquisition.

Your Board firmly opposes the imposition of mandatory unanimous Director approval because it is inconsistent with good corporate governance. Under the proposal, one Director could prevent the majority from taking unanticipated, but necessary, action to protect the interests of our stockholders. Giving one Director veto power is simply inappropriate.

Our current Policy on Stockholder Rights Plans prudently and effectively safeguards the interests of our stockholders. The proposed amendment to Chevron’s By-Laws and the accompanying provisions are unnecessary and contrary to good corporate governance. Therefore, your Board recommends that you vote AGAINST this proposal.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL ON THE PROPOSAL TO REPORT ON HOST COUNTRY ENVIRONMENTAL LAWS
(Item 9 on the proxy form)

WHEREAS Chevron is “committed to excellence in everything” it does and aims “to be admired for world-class performance” in protecting people and the environment. (The Chevron Way)

Our company’s policy places the highest priority on the safety of its staff, community members and the environment where it operates. Corporate Policy 530 “commits Chevron to comply with the spirit and letter of all environmental, health and safety laws and regulations, regardless of the degree of enforcement.” (Chevron Business and Ethics Code)

However, our company operates in 180 countries including developing countries of Africa, Asia and Latin America where environmental regimes may be less protective of human health and the environment than in North American and European countries where Chevron operates.

Chevron CEO David O’Reilly has recognized the importance of our company’s relationships with oil producing nations in Africa and Latin America. (International Petroleum Finance, 03/09/05, “Chevron Chief Believes the Surplus is Over.”)

Notwithstanding Chevron’s efforts to comply with environmental laws and regulations in developing countries, our company has repeatedly been singled out for practices that allegedly have caused environmental damage and harmed the health and welfare of local communities.

•	Chevron is accused of polluting land and water resources in its ongoing operations in the Niger Delta. According to observers, these persistent environmental problems have fueled protests against our company and contributed to civil unrest. (Nigeria Ten Years On: Injustice and Violence Haunt the Oil Delta, 11/03/06,
http://web.amnesty.org/library/Index/ENGAFR440222005.)

•	In 2002, the Angolan government fined Chevron $2 million for oil spills from a pipeline that polluted beaches and damaged fishing in the Cabinda region. (BBC News, 07/01/02, “Angola Fines Chevron for Pollution.”
http://news.bbc.co.uk/1/hi/business/2077836.stm.)

•	Texaco is on trial in Ecuador for widespread contamination of Amazonian land and water resources in the 1970s (The New York Times, 10/20/05, “Rain Forest Jekyll and Hyde”)

•	Unocal’s pipeline operations in Burma contributed to the deforestation of the last primary tropical rainforest on mainland Asia, a recognized ‘biodiversity hot spot.’ (“Unocal-Total Oil Pipeline in Burma Threatens Indigenous People, Animals,” Environmental News Network, 4/27/02.)

In 2004, Chevron outlined its three strategic priorities for environmental strategy and improve as “defining world-class standards, measuring and communicating performance and demonstrating continual performance improvement” toward “our goal [of being] recognized and admired everywhere for having a record of environmental excellence.”
(http://www.chevron.com/cr_report/2005/priorities_progress_plans/env_management.)

RESOLVED: The shareholders request that the Board prepare a report by November 2007, prepared at reasonable cost and omitting proprietary information, on the policies and procedures that guide Chevron’s assessment of the adequacy of host country laws and regulations with respect to their adequacy to protect human health, the environment and our company’s reputation.

Supporting Statement

A commitment to abide by the highest environmental standards wherever Chevron operates would further our company’s goal of being recognized for environmental excellence, and enhance the measurement and reporting of our company’s environmental performance.

Stockholder Proposals (Concluded)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO REPORT ON HOST COUNTRY ENVIRONMENTAL LAWS

Chevron is committed to environmental excellence and to protecting human health. We widely communicate about our performance in these areas through the Company Web site, in our Corporate Responsibility Report and in a variety of formal governmental disclosures and reports. Your board believes that the production of a special report critiquing the environmental laws of the countries in which we operate is both inappropriate and unnecessary, and would be an inefficient use of Company resources. Among other things, such a report would unnecessarily inject the Company into the internal regulatory affairs of our host governments, including the U.S. government. Your Board, therefore, recommends that you vote AGAINST this proposal.

Chevron maintains high standards for protection of human health and the environment everywhere we operate. Our standards are designed to comply with, and in some instances to exceed, current legal requirements. The Company takes great pride in our environmental performance, and our goal is to be admired for environmental excellence. To that end, Chevron has adopted a detailed Operational Excellence Management System that seeks, among other things, to ensure the robust evaluation of environmental and health risks and to address such risks in an appropriate manner. Our Operational Excellence Management System drives performance through systematic risk assessments, audits and performance reviews that are built into our business processes. This system has been subjected to external review, which confirmed that our Operational Excellence Management System is designed to fully address the requirements of ISO 14001, which is an internationally recognized benchmark for environmental management systems.

Your Board believes that this proposal will not further the interests of the Company or its shareholders. In 2003, Trillium Asset Management, the lead sponsor of this proposal, participated in a meeting with Amazon Watch and the U.S. contingency fee lawyer representing the plaintiffs in the litigation against the Company in Ecuador. In a written communication summarizing that meeting, Amazon Watch reported that Trillium had agreed to submit a shareholder proposal as part of a campaign to, among other things, “build internal pressure at ChevronTexaco.” For each of the last three annual meetings, Trillium has submitted proposals relating to the Ecuador litigation, and refers to the Ecuador matter in this year’s version. Our shareholders have soundly rejected each of the three prior proposals.

In light of our existing Corporate Responsibility Report and the high standards we already employ, your Board believes that the report sought by this proposal is unnecessary. Further, your Board believes that the adoption of this proposal would be adverse to the interests of the Company. Therefore, your Board recommends that you vote AGAINST this proposal.

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation

RESTATED
CERTIFICATE OF INCORPORATION
OF
CHEVRON CORPORATION

Chevron Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The Corporation was originally incorporated under the name Standard Oil Company of California. The date of filing of its original Certificate of Incorporation with the Secretary of State was January 27, 1926.

2.	~~This Restated Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of~~ Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware,~~. T~~this Restated Certificate of Incorporation of the Corporation ~~only~~ restates and integrates and ~~does not~~ further amends the provisions of the Corporation’s Restated Certificate of Incorporation. ~~as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.~~

3.	The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read as herein set forth in full:

ARTICLE I

The name of the corporation is Chevron Corporation.

ARTICLE II

The corporation’s registered office is located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808. The name of the corporation’s registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

1.	The total of shares of all classes of stock which the Corporation shall have authority to issue is four billion one hundred million (4,100,000,000), of which one hundred million (100,000,000) shares shall be Preferred Stock of the par value of one dollar ($1.00) per share, and four billion (4,000,000,000) shares shall be Common Stock of the par value of seventy-five cents ($0.75) per share.

The number of authorized shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof outstanding) if the increase or decrease is approved by the holders of a majority of the shares of Common Stock, without the vote of the holders of the shares of Preferred Stock or any series thereof, unless any such Preferred Stock

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

holders are entitled to vote thereon pursuant to the provisions established by the Board of Directors in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be that of a majority of the combined voting power of the Common and Preferred Stock so entitled to vote.

2.	The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any shares of the Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series

(a)	the number of its shares, which may thereafter (unless forbidden in the resolution or resolutions providing for such issue) be increased or decreased (but not below the number of shares of the series then outstanding) pursuant to a subsequent resolution of the Board of Directors,

(b)	the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and

(c)	the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof.

3.	In furtherance of the foregoing authority and not in limitation of it, the Board of Directors is expressly authorized, in the resolution or resolutions providing for the issue of a series of Preferred Stock,

(a)	to subject the shares of such series, without the consent of the holders of such shares, to being converted into or exchanged for shares of another class or classes of stock of the Corporation, or to being redeemed for cash, property or rights, including securities, all on such conditions and on such terms as may be stated in such resolution or resolutions, and

(b)	to make any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of the series dependent upon facts ascertainable outside this Restated Certificate of Incorporation.

4.	Whenever the Board of Directors shall have adopted a resolution or resolutions to provide for

(a)	the issue of a series of Preferred Stock,

(b)	a change in the number of authorized shares of a series of Preferred Stock, or

(c)	the elimination from this Restated Certificate of Incorporation of all references to a previously authorized series of Preferred Stock by stating that none of the authorized shares of a series of Preferred Stock are outstanding and that none will be issued, the officers of the Corporation shall cause a certificate, setting forth a copy of such resolution or resolutions and, if applicable, the number of shares of stock of such series, to be executed, acknowledged, filed and recorded, in order that the certificate may become effective in accordance with the provisions of the General Corporation Law of the State of Delaware, as from time to time amended. When any such certificate becomes effective, it shall have the effect of amending this Restated Certificate of Incorporation, and wherever such term is used in these Articles, it shall be deemed to include the effect of the provisions of any such certificate.

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

5.	As used in this Article IV, the term “Board of Directors” shall include, to the extent permitted by the General Corporation Law of the State of Delaware, any duly authorized committee of the Board of Directors.

6.	Holders of shares of Common Stock shall be entitled to receive such dividends or distributions as are lawfully declared on the Common Stock; to have notice of any authorized meeting of stockholders; to one vote for each share of Common Stock on all matters which are properly submitted to a vote of such stockholders; and, upon dissolution of the Corporation, to share ratably in the assets thereof that may be available for distribution after satisfaction of creditors and of the preferences, if any, of any shares of Preferred Stock.

7.	The Series A Participating Preferred Stock of the Corporation shall consist of the following:

(a)	Designation and Amount. The shares of the series of Preferred Stock shall be designated as “Series A Participating Preferred Stock,” $1.00 par value per share, and the number of shares constituting such series shall be five million. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

(b)	Dividends and Distributions.

(i)	Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends or distributions (except as provided in paragraph (f) below), the holders of shares of Series A Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.75 per share (the “Common Stock”), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $25.00 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (except as provided in paragraph (f) below) other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(ii)	Other than with respect to a dividend on the Common Stock payable in shares of Common Stock, the Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in subparagraph (i) above at the same time as it declares a dividend or distribution on the Common Stock. The date or dates set for the payment of such dividend or distribution on the Series A Participating Preferred Stock and the record date or dates for the determination of entitlement to such dividend or distribution shall be the same date or dates as are set for the dividend or distribution on the Common Stock. On any such payment date, no dividend or distribution shall be paid on the Common Stock until the appropriate payment has been made on the Series A Participating Preferred Stock.

(iii)	Other than as set forth in this Section 2(b), no dividend or other distribution shall be paid on the Series A Participating Preferred Stock.

(c)	Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

(i)	Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock into a greater number of shares, or (C) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

(ii)	Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(iii) (A)	If at any time dividends on any Series A Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(B)	During any default period, such voting right of the holders of Series A Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (C) of this Section 7(c)(iii) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors, or if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Preferred Stock.

(C)	Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, a Vice Chairman of the Board or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph (c)(iii)(C) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph (c)(iii)(C), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

(D)	In any default period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in subparagraph (c)(iii)(B) of this Section 7) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (iii) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(E)	Immediately upon the expiration of a default period (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, this Restated Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of subparagraph (c)(iii)(B) of this Section 7 (such number being subject, however, to change thereafter in any manner provided by law or in this Restated Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

(iv)	~~Following the establishment of a Fairness Committee of the Board of Directors, pursuant to the provisions of Article VII of this Restated Certificate of Incorporation of the Corporation as in effect on the date hereof, no action requiring the approval of the holders of Common Stock pursuant to such provisions may be effected without the approval of the holders of a majority of the voting power of the aggregate outstanding shares of the Series A Participating Preferred Stock and the Common Stock.~~

~~(v)~~ 	Except as set forth herein, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote on matters submitted to the stockholders of the Corporation as set forth herein) for taking any corporate action.

(d)	Certain Restrictions.

(i)	Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Subsection (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(A)	declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

(B)	declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(C)	redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

(D)	purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(ii)	The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this Subsection (d), purchase or otherwise acquire such shares at such time and in such manner.

(e)	Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

(f)	Liquidation, Dissolution or Winding Up.

(i)	Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received per share, the greater of $1,000 or 1,000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (A) the Series A Liquidation Preference by (B) 1,000 (as appropriately adjusted as set forth in subparagraph (iii) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (B), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(ii)	In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(iii)	In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(g)	Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

(h)	Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.

(i)	Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

(j)	Amendment. This Restated Certificate of Incorporation and the By-Laws of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Participating Preferred Stock voting separately as a class.

(k)	Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Participating Preferred Stock.

ARTICLE V

The Corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly provided by the laws of the United States of America or of the State of Delaware.

ARTICLE VI

The Board of Directors is expressly authorized to make and alter the By-Laws of the Corporation, without any action on the part of the stockholders; but the By-Laws made by the Directors and the powers so conferred may be altered or repealed by the Directors or stockholders.

~~ARTICLE VII~~

~~1.~~ 	~~A Fairness Committee of the Board of Directors of the Corporation is hereby established during any period of the existence of a 10% Stockholder. The Fairness Committee shall have such powers and duties as may be set forth in this Certificate of Incorporation, and such additional powers and duties as may be established and set forth in the By-Laws of the Corporation or a resolution of the Board of Directors of the Corporation. Each Director of the Corporation who is not a 10% Stockholder and has served continuously since before any current establishment of the Fairness Committee, shall be a member of such committee; no other Director shall be a member of the committee unless chosen unanimously by the other members. The Fairness Committee shall act by a majority of its members, and shall establish such other rules of procedure as it sees fit to govern its actions; provided, however, that it shall have no power to take any action unless there are at least three members in agreement on such action. The Corporation shall pay all the reasonable expenses of the Fairness Committee, including the fees and expenses of persons (including former members of the~~

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

~~committee) hired to assist the committee or its members in their tasks, and expenses incurred by the members of the committee in the course of attending its meetings or otherwise carrying out its functions.~~

~~2.~~ 	~~It shall be the duty of the Fairness Committee to make a separate determination as to the fairness to the Corporation and all of its stockholders of transactions that are not in the ordinary course of the business of the Corporation. Such extraordinary transactions shall include:~~

~~(a)~~ 	~~any liquidation or dissolution of the Corporation, or its merger or consolidation with or into any other corporation;~~

~~(b)~~ 	~~any one or any series of sales, leases, exchanges, pledges, transfers or other dispositions of any substantial portion of the assets of the Corporation and its consolidated subsidiaries, taken as a whole;~~

~~(c)~~ 	~~any substantial increase in the total debt of the Corporation and its consolidated subsidiaries, taken as a whole;~~

~~(d)~~ 	~~any purchase or other acquisition of securities or other assets or liabilities from, or any loan of money or other assets to, or any guarantee of indebtedness or other obligations of, any 10% Stockholder; and~~

~~(e)~~ 	~~any issuance, redemption, reclassification or other exchange or transfer (except the recordation of transfer) of securities of the Corporation or any of its subsidiaries, which, directly or indirectly, increases any 10% Stockholder’s relative voting power or other beneficial interest in the Corporation or any of its subsidiaries.~~

~~If the Fairness Committee does not determine it to be in the best interests of the Corporation and its stockholders for an extraordinary transaction to proceed without special ratification by the stockholders, then such ratification shall be a condition to any corporate act that would effect or facilitate such transaction. Such ratification shall require not less than the affirmative vote of either~~

~~(a)~~ 	~~two-thirds of the outstanding shares of the Common Stock of the Corporation, or~~

~~(b)~~ 	~~a majority of the outstanding shares of the Common Stock of the Corporation, and a majority of the outstanding shares of the Common Stock of the Corporation excluding any shares of which any 10% Stockholder is a beneficial owner.~~

~~Any determination by the Fairness Committee or ratification by the stockholders of the Corporation pursuant to the provisions of this paragraph 2 shall not affect any other requirements that applicable law, this Certificate of Incorporation, or the By-Laws of the Corporation may establish as conditions to particular corporate acts.~~

~~3.~~ 	~~For purposes of this Article VII:~~

~~(a)~~ 	~~“10% Stockholder” shall mean any person who is a beneficial owner of securities of the Corporation aggregating at least ten percent of the voting power of the outstanding securities of the Corporation entitled to vote on the election of Directors.~~

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

~~(b)~~ 	~~A person shall be deemed to be a “beneficial owner” of securities if the right, pursuant to an agreement or otherwise, to~~

~~(i)~~ 	~~vote such securities,~~

~~(ii)~~ 	~~receive dividends or interest declared thereon,~~

~~(iii)~~ 	~~dispose or receive money or other property upon the sale or surrender thereof, whether at maturity or otherwise, or~~

~~(iv)~~ 	~~acquire the beneficial ownership thereof, whether immediately, at the expiration of a term, or upon satisfaction of any condition,~~

~~is held or shared by~~

~~(i)~~ 	~~such person,~~

~~(ii)~~ 	~~anyone related to such person, or~~

~~(iii)~~ 	~~anyone else with whom such person or any such related person has any agreement, arrangement or understanding (except to act solely as a holder of record, or as a broker for purchasing or selling securities) for the purpose of acquiring, holding, voting or disposing of securities of the Corporation.~~

~~Without limiting the generality of the foregoing, a person is also a “beneficial owner” of securities if such securities are listed or described in the text of, or a note to, any report on a Schedule 13-D or a Form 3 or 4 or any successor form or schedule which such person has on file with the Securities and Exchange Commission or a successor agency; and, notwithstanding any of the foregoing,~~

~~(i)~~ 	~~a trustee under a qualified profit-sharing plan established by the Corporation is not a beneficial owner of securities in the trust if the trustee is not permitted to vote such securities other than in accordance with the direction of the beneficiaries of the trust, and~~

~~(ii)~~ 	~~the holder of a revocable proxy to vote securities of the Corporation at a meeting of stockholders or with respect to a proposed action by written consent shall not be deemed a beneficial owner of such securities if such revocable proxy was solicited on the basis of information presented in a proxy statement conforming to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and such proxy holder possesses no other incident of beneficial ownership with respect to such securities.~~

~~(c)~~ 	~~One is “related to” a person and is a “related person” to such person if one is~~

~~(i)~~ 	~~the spouse of such person,~~

~~(ii)~~ 	~~a relative of such person or such spouse sharing the home of such person,~~

~~(iii)~~ 	~~a corporation, trust, estate, partnership, joint venture or other organization in which such person, spouse or relative is a director, officer, trustee, executor, partner, joint venturer or other executive or manager, or in which such person, spouse or relative has a substantial beneficial interest, or~~

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

~~(iv)~~ 	~~a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, any of the foregoing.~~

~~4.~~ 	~~The Fairness Committee shall have the power to interpret and to determine the satisfaction of all the terms, provisions and requirements of this Article VII. If the Fairness Committee shall be unable to act, a majority of all present and former members of the Fairness Committee shall have the power to determine who is a 10% Stockholder, what transactions are extraordinary, and what percentage of the outstanding shares of the Common Stock of the Corporation that are not held by any 10% Stockholder have voted to ratify any extraordinary transaction.~~

~~5.~~ 	~~Nothing contained in this Article VII shall relieve any person from any fiduciary obligation otherwise imposed by law, or impose any fiduciary obligation not otherwise imposed by law on the Board of Directors of the Corporation or any committee or member thereof to approve any action or recommend its adoption or approval by the stockholders of the Corporation.~~

~~6.~~ 	~~Any proposal to amend or repeal any provision of this Article VII or any other proposal to amend this Certificate of Incorporation that is inconsistent with any provision set forth in this Article VII shall require not less than the affirmative vote of two-thirds of the outstanding shares of the Common Stock of the Corporation.~~

ARTICLE ~~VIII~~ VII

1.	Not less than thirty days’ prior notice of any meeting of stockholders and of any business to be conducted at such meeting, together with a proxy statement which

(a)	complies as to form and content with the requirements which have been established for proxy statements pursuant to the Securities Exchange Act of 1934, as amended, and

(b)	describes any action of stockholders to be taken at such meeting and the recommendations of the several Directors with respect thereto,

shall be given in writing by the Corporation to each stockholder entitled to vote at such meeting, and no business shall be conducted at such meeting except that which has been set forth in the notice of such meeting.

2.	Any action which may be taken by stockholders of the Corporation at an annual or special meeting and which requires the approval of at least a majority of

(a)	the voting power of the securities of the Corporation present at such meeting and entitled to vote on such action, or

(b)	the shares of the Common Stock of the Corporation present at such meeting,

may not be effected except at such an annual or special meeting by the vote required for the taking of such action.

3.	Any of the provisions of paragraph 1 or 2 of this Article VII~~I~~ may be waived by ~~the Fairness Committee, if one has been established by the provisions of Article VII of this Certificate of Incorporation, or, if no such Fairness Committee shall have been established, then by~~ the Board of Directors of the Corporation.

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

~~4.~~ 	~~Any proposal to amend or repeal any provision of this Article VIII or any other proposal to amend this Certificate of Incorporation that is inconsistent with any provision set forth in this Article VIII shall require not less than the affirmative vote of two-thirds of the outstanding shares of the Common Stock of the Corporation.~~

ARTICLE ~~IX~~VIII

1.	A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) pursuant to section 174 of the Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.

2.	To the fullest extent authorized by the Corporation Law, the Corporation shall indemnify any Corporate Servant who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that such person was or is a Corporate Servant.

3.	In serving or continuing to serve the Corporation, a Corporate Servant is entitled to rely and shall be presumed to have relied on the rights granted pursuant to the foregoing provisions of this Article ~~IX~~VIII, which shall be enforceable as contract rights and inure to the benefit of the heirs, executors and administrators of the Corporate Servant; and no repeal or modification of the foregoing provisions of this Article ~~IX~~VIII shall adversely affect any right existing at the time of such repeal or modification.

4.	The Board of Directors is authorized, to the extent permitted by the Corporation Law, to cause the Corporation to pay expenses incurred by Corporate Servants in defending Proceedings and to purchase and maintain insurance on their behalf whether or not the corporation would have the power to indemnify them under the provisions of this Article ~~IX~~VIII or otherwise.

5.	Any right or privilege conferred by or pursuant to the provisions of this Article ~~IX~~VIII shall not be exclusive of any other rights to which any Corporate Servant may otherwise be entitled.

6.	As used in this Article ~~IX~~VIII:

(a)	“Corporate Servant” means any natural person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan;

(b)	“Corporation Law” means the General Corporation Law of the State of Delaware, as from time to time amended;

(c)	“indemnify” means to hold harmless against expenses (including attorneys’ fees), judgments, fines (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Corporate Servant in connection with a Proceeding;

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Concluded)

(d)	“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative; and

(e)	“request of the Corporation” includes any written authorization by an officer of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officer on this~~9th~~       day of April~~May~~     , 200~~5~~7.

Lydia I. Beebe
Corporate Secretary

YOUR VOTE IS IMPORTANT

PLEASE VOTE AS SOON AS POSSIBLE

Attn: Corporate Governance Department 6001 Bollinger Canyon Road San Ramon, CA 94583-2324	VOTE VIA TELEPHONE OR INTERNET OR MAIL
             24 Hours a Day, 7 Days a Week

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Chevron Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chevron Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CHVRN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHEVRON CORPORATION

Your Board recommends a vote FOR and, unless you vote “Against” or “Abstain”, your proxy holders (or, if applicable, fiduciaries) will vote FOR the election of the following Directors 1a through 1n:		For	Against	Abstain

1a.	S. H. Armacost	☐	☐	☐

1b.	L. F. Deily	☐	☐	☐

1c.	R. E. Denham	☐	☐	☐

1d.	R. J. Eaton	☐	☐	☐

1e.	S. Ginn	☐	☐	☐

1f.	F. G. Jenifer	☐	☐	☐

1g.	S. Nunn	☐	☐	☐

1h.	D. J. O’Reilly	☐	☐	☐

1i.	D. B. Rice	☐	☐	☐

1j.	P. J. Robertson	☐	☐	☐

1k.	K. W. Sharer	☐	☐	☐

1l.	C. R. Shoemate	☐	☐	☐

1m.	R. D. Sugar	☐	☐	☐

1n.	C. Ware	☐	☐	☐

Your Board recommends a vote FOR and, unless you vote “Against” or “Abstain”, your proxy holders (or, if applicable, fiduciaries) will vote FOR management proposals 2 and 3:		For	Against	Abstain

2.	Ratification of Independent Registered Public Accounting Firm	☐	☐	☐

3.	Proposal to amend Chevron’s Restated Certificate of Incorporation to Repeal the Supermajority Vote Provisions	☐	☐	☐

Your Board recommends a vote AGAINST and, unless you vote “For” or “Abstain”, your proxy holders (or, if applicable, fiduciaries) will vote AGAINST stockholder proposals 4, 5, 6, 7, 8 and 9:

4.	Adopt Policy and Report on Human Rights	☐	☐	☐

5.	Adopt Goals and Report on Greenhouse Gas Emissions	☐	☐	☐

6.	Adopt Policy and Report on Animal Welfare	☐	☐	☐

7.	Recommend Amendment to the By-Laws to Separate the CEO/Chairman Positions	☐	☐	☐

8.	Amend the By-Laws Regarding the Stockholder Rights Plan Policy	☐	☐	☐

9.	Report on Host Country Environmental Laws	☐	☐	☐

MEETING ATTENDANCE - Please indicate yes if you plan to attend this meeting.		☐	YES

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Dear Stockholders:
The lower portion of this form is your proxy for Chevron Corporation’s 2007 Annual Meeting of Stockholders (the “Annual Meeting”). It is important that you vote the shares. You may vote via telephone, Internet or mail. If you wish to vote via telephone or Internet, instructions are printed on the reverse side of this form. If you wish to vote via mail, mark, sign, date and return the proxy (the reverse portion of this form) using the enclosed envelope.
The upper portion of this form is your Annual Meeting admission ticket. I invite you to attend the Annual Meeting at the Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, California. Only stockholders are invited to attend the meeting. Please bring this ticket and some form of personal photo identification with you to the Annual Meeting. You will need a ticket to be admitted into the meeting.
Sincerely,

Lydia I. Beebe
Corporate Secretary
Annual Meeting of Stockholders

•	Meeting Date:	April 25, 2007
•	Meeting Time:	8:00 a.m., PDT (doors open at 7:30 a.m.)
•	Meeting Location:	Chevron Park Auditorium
6001 Bollinger Canyon Road
San Ramon, California 94583-2324
Note: Cameras, recording equipment, electronic devices, cell phones, etc. will not be allowed in the meeting, other than for Company purposes. A checkroom will be provided. For your protection, all briefcases, purses, packages, etc. will be subject to an inspection as you enter the meeting. We regret any inconvenience this may cause you.
(See reverse side for additional information.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVRON CORPORATION
The undersigned stockholder of Chevron Corporation hereby appoints David J. O’Reilly, Charles A. James and Lydia I. Beebe, and each of them, proxy holders of the undersigned, each with the power of substitution, to represent and to vote all the shares of Chevron Corporation common stock held of record by the undersigned on March 12, 2007 at Chevron Corporation’s Annual Meeting of Stockholders, to be held on April 25, 2007, and any adjournment thereof. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence.
If shares of Chevron Corporation common stock are issued to or held for the account of the undersigned under employee plans and voting rights are attached to such shares (a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Chevron Corporation common stock held in the undersigned's name and/or account under such Voting Plan in accordance with the instructions given herein, at Chevron Corporation’s Annual Meeting of Stockholders and at any adjournments or postponements thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. If you have shares in an employee benefits plan and do not vote those shares, your trustee may or may not vote the shares in accordance with the terms of the plan. We encourage you to vote the shares. All votes must be received by the respective fiduciary by April 22, 2007 in order to be counted. You may attend the meeting; however, you may only vote via telephone, Internet or mail.
Your telephone or Internet vote authorizes the named proxy holders and/or the respective fiduciary to vote the shares in the same manner as if you marked, signed and returned your proxy form.
If you vote your proxy via telephone or Internet, you do not need to mail back your proxy form.
(Continued, and to be marked, dated and signed, on the reverse side)